As filed with the Securities and Exchange Commission on March 15, 2010
Registration No. 333-164760

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________

FORM S-1 /A

(Amendment No. 1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA CARBON GRAPHITE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	2721	98-0550699
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

c/o Xinghe Xingyong Carbon Co., Ltd.
787 Xicheng Wai
Chengguantown
Xinghe County
Inner Mongolia, China
(+86) 474-7209723
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Resident Agents of Nevada, Inc.
711 S. Carson Street, Suite 4
Carson City, Nevada 89701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher S. Auguste, Esq.
Bill Huo, Esq.
Ari Edelman, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of Americas
New York, New York 10036
(212) 715-9100

__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

Subject to completion, dated March 15, 2010

CHINA CARBON GRAPHITE GROUP, INC.

3,596,725 Shares of Common Stock

This prospectus relates to an aggregate of 3,596,725 shares of common stock, par value $0.001 per share, of China Carbon Graphite Group, Inc., a Nevada corporation, that may be sold from time to time by the selling stockholders named in this prospectus, which includes:

•	2,480,500 shares of our common stock issuable, or issued , upon the conversion of the Series B Convertible Preferred Stock issued to the selling stockholders named in this prospectus; and

•	1,116,225 shares of our common stock issuable upon the exercise of the warrants issued to the selling stockholders named in this prospectus.

We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders. We may, however, receive proceeds of up to $1,453,573 from the exercise of warrants held by the selling stockholders if and when such warrants are exercised in exchange for cash.

Our common stock is quoted on the OTC Bulletin Board, or OTC, under the symbol “CHGI.OB”. The closing price for our common stock on March 12 , 2010 was $ 2.98 per share, as reported on the OTC.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. No person may sell the securities described in this document until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and no person named in this prospectus is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is  March 15 , 2010

PROSPECTUS SUMMARY

The following summary highlights some of the information contained in this prospectus, and it may not contain all of the information that is important to you in making an investment decision. You should read the following summary together with the more detailed information regarding our company and the common stock being sold by the selling stockholders in this offering, including the “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in this prospectus.

The Company

Overview of Our Business

We are engaged in the manufacture of graphite products in the People’s Republic of China.  Based on information we receive about our industry in the course of our business, we believe that we are the largest wholesale supplier of fine grain graphite and high purity graphite in China and one of China’s largest producers and suppliers of graphite products.

We manufacture three types of products: graphite electrodes, fine grain graphite products and high purity graphite products.

Graphite electrodes are conducting materials used for electric arc furnaces in the manufacture of steel and in smelting of products such as alloy steel, brown alumina, yellow phosphorus and other metals.  Fine grain graphite is widely used in smelting colored metals and rare-earth metals as well as in the manufacture of molds. High purity graphite is used in, among others, the metallurgy, mechanical, aviation, electronic, atomic energy, chemical and food industries.

Our product types are differentiated based upon qualities such as density, thermal conductivity, electrical resistivity, thermal expansion and strength.  With respect to each of our product types, we sell products that vary in size and purity, depending on the particular specifications requested by our distributors.  We also customize our products in various shapes.  We regularly upgrade each of our products by increasing their size, density and purity, in accordance with customer demands.

We plan to expand our business by internal growth over the next several years. Our short-term growth strategy is to increase our production capacity from 15,000 metric tons to 26,000 metric tons annually, assuming that we are able to obtain the necessary funds.  We are currently manufacturing at full capacity.  Once we increase our production capacity, we expect to increase sales of our products, in particular our higher margin fine grain graphite and high purity products.

Our long-term strategy is to expand our product offerings by manufacturing nuclear graphite used as a reflector or moderator in nuclear reactors in China, assuming that we are able to obtain the necessary funds. The profit margin on these products would be significantly higher than the profit margin on our current line of products.

Organizational Structure

We were incorporated in Nevada on February 13, 2003 as Achievers Magazine, Inc.  On December 14, 2007, we completed a reverse merger transaction with Talent International Investment Limited, or Talent, a company incorporated in the British Virgin Islands, on February 1, 2007.  Following the reverse merger, our name was changed to China Carbon Graphite Group, Inc.

As a result of the reverse merger, we wholly own Talent.  Talent wholly owns Xinghe Yongle Carbon Co., Ltd., or Yongle, a wholly foreign owned enterprise organized under the laws of the PRC on September 18, 2007.  On December 14, 2007, Yongle executed a series of exclusive contractual agreements with Xinghe Xingyong Carbon Co., Ltd., or Xingyong, an operating company organized under the laws of the PRC in December 2001, pursuant to which we have the ability to substantially influence Xingyong’s daily operations and affairs.  These agreements are described below under “Our Business – Organizational Structure.”

Below is a chart depicting our organizational structure:

Summary of the Offering

Common stock offered by selling stockholders
The selling stockholders are offering an aggregate of 2,480,500 shares of our common stock, par value $0.001 per share, issuable, or issued, upon the conversion of shares of Series B Convertible Preferred Stock, par value $0.001 per share and an aggregate of 1,116,225 shares of our common stock issuable upon the exercise of warrants held by the selling stockholders. This number represents in the aggregate approximately 16.3% of the outstanding shares of our common stock as of the date of this prospectus. (1)

Common stock to be outstanding immediately after this offering	18,656,661 shares(2)

Proceeds to us
We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.  However, we may receive up to an aggregate of $1,453,573 from the exercise of warrants held by the selling stockholders if and when such warrants are exercised in exchange for cash.  We will use any such proceeds for general working capital purposes.

(1) Based on 18,656,661 shares of common stock outstanding as of March 15, 2010 and the issuance of 2,230,500 shares of our common stock upon the conversion of all Series B Preferred Stock held by the selling stockholders as of such date , and the issuance of 1,116,225 shares of our common stock upon the exercise of all the warrants issued to the selling stockholders in a recent financing transaction.

(2) Does not include 1,441,225 shares of our common stock issuable upon the exercise of outstanding warrants and 125,000 shares of our common stock issuable upon the conversion of shares of Series A Preferred Stock.

Risks Affecting Our Business

We are subject to a number of risks, which you should be aware of before deciding to purchase the securities in this offering.  These risks, which are summarized below and are described in more detail below under the heading “Risk Factors,” include, but are not limited to, the following:

•	Inability to raise capital or make acquisitions to fuel our growth;
•	Inability to pay off loans if payment is demanded at maturity;
•	The current global economic and financial crisis;
•	Credit risk with respect to our accounts receivable;
•	Potential inability to secure necessary raw materials in sufficient quantities, and fluctuations in raw material prices;
•	Inability to effectively manage rapid growth;
•	Potential loss of key members of our senior management; and
•	Potential failure to have complied with PRC regulations regarding our restructuring.

Any of the above risks could materially and adversely affect our business, financial position and results of operations. An investment in our common stock involves risks. You should read and consider the information set forth below in the section entitled “Risk Factors” and all other information set forth in this prospectus before investing in our common stock.

Corporate Information

Our executive offices are located at c/o Xinghe Xingyong Carbon Co., Ltd., 787 Xicheng Wai, Chengguantown, Xinghe County, Inner Mongolia, China, and our telephone number is +(86) 474-7209723. We maintain a website at http://www.chinacarboninc.com.  Information contained in our website shall not be deemed to be a part of this prospectus.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto, before deciding to invest in our common stock. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our company. If any of the following risks occur, our business, financial condition and results of operations, and the value of our common stock, could be materially and adversely affected.

Risks Related to Our Business

We may require additional financing to maintain and develop our business, which funds may not be available to us on favorable terms, or at all.  Without additional funds, we may not be able to maintain or expand our business.

We plan to expand our business by internal growth over the next several years. Our short-term growth strategy is to increase our production capacity from 15,000 metric tons to 26,000 metric tons annually, assuming that we are able to obtain the necessary funds.  We are currently manufacturing at full capacity.  Once we increase our production capacity, we expect to increase sales of our products, in particular our higher margin fine grain graphite and high purity products.

Our long-term strategy is to expand our product offerings by manufacturing nuclear graphite used as a reflector or moderator in nuclear reactors in China, assuming that we are able to obtain the necessary funds. The profit margin on these products would be significantly higher than the profit margin on our current line of products.

In order for us to increase the production capacity of our current products and to develop a product line that manufactures nuclear graphite that meets the minimum requirements for nuclear power reactors in China, we plan to purchase new equipment and machinery, such as new machinery for our graphitization and molding processes and larger baking ovens, and to hire additional employees. We recently raised approximately $3 million pursuant to an equity offering to the selling stockholders, which funds are being used to increase the production capacity of our current products, in particular fine grain graphite and high purity graphite.  In order to further increase the production capacity of these products and to expand our products offerings, we will need to raise a substantial amount of additional capital from equity or debt markets or to borrow additional funds from local banks.  We currently have no commitments from any financing source.  The low price and low trading volume of our common stock and the reluctance of many investors to make significant investments in Chinese companies, together with the global economic downturn make it increasingly difficult for us to raise funds.  There is no assurance that we will be able to raise any funds on terms favorable to us, or at all.  In the event that we issue shares of equity or convertible securities, holdings of our existing stockholders would be diluted.  In addition, there is no assurance that we will successfully manage and integrate the production and sale of additional or new products.

We plan to expand our business by acquiring one or more companies.  Any such acquisition may disrupt, or otherwise have a negative impact on, our business operations.

We intend to expand our business through acquisitions.   On March 3, 2010, we entered into a letter of intent which provided that we intend to enter into definitive agreements with Chiyu Carbon Graphite Ltd., a down stream producer of graphite products in China, to acquire 100% of Chiyu Carbon’s assets.

We may be unable to consummate a definitive agreement to acquire Chiyu Carbon, or any other potential target company, on terms that are favorable to us, if at all. In the event that we acquire Chiyu Carbon or make other acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect that any such expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations for potential acquisitions could disrupt our ongoing business, distract our management and employees and cause us to incur significant expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies, including disclosure controls and financial controls;

•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the acquisition strategy will likely require additional equity or debt financing, resulting in additional leverage or dilution of ownership;

•
the effect of any government regulations which relate to the business acquired, including any additional costs resulting from the failure of the acquired company to comply with governmental regulations; and

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether of not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks, and our results of operations could be adversely affected.

If our lenders demand payment when our loans are due, we may have difficulty in making payments, which could impair our ability to continue operating our business.

At September 30, 2009, we had short-term bank loans of approximately $8.5 million.  These bank loans, which are secured by a lien on our fixed assets and land use rights, are due in June 2010.  In the past, these banks extended our loans.  However, we cannot assure you that our lenders will not demand payment on the maturity date of these loans.  If the lenders demand payment when due, we may not be able to obtain the necessary funds to pay off these loans.  Our cash reserves, which at September 30, 2009 were $6,047,977, are insufficient to pay off such loans when due.

Our income has suffered from bad debt charges resulting from customers’ inability to pay us as a result of the economic downturn.

In the fourth quarter of 2008, we incurred a net loss of approximately $300,000. This loss was largely the result of an increase in our bad debt expense of approximately $200,000 and an increase in our allowance for bad debts of $860,000. One customer accounted for approximately $450,000 of these charges. This customer was not one of our top three customers in 2008. Furthermore, the economic downturn has also affected our accounts receivable, as we have experienced delays in collection of accounts receivable.  This is reflected in the increase in accounts receivable from $4.2 million at December 31, 2008 to $6.2 million at September 30, 2009, despite a decline in sales during the nine months ended September 30, 2009. Of the outstanding accounts receivable at September 30, 2009, approximately $437,000 were also outstanding at December 31, 2008. In particular, our graphite electrodes are sold mainly to steel manufacturers, who have been significantly affected by the global economic downturn. There has been a downturn in the graphite electrode market which has impacted our business. We cannot predict when or whether the economic downturn will cease to affect our business.

A large percentage of our revenues depends on a limited number of distributors, the loss of one or more of which could materially adversely affect our operations and revenues.

Our revenue is dependent in large part on significant orders from a limited number of distributors, who may vary from period to period. During the nine months ended September 30, 2009, two distributors accounted for approximately $6.4 million, or 52.5% of our revenue, and during the year ended December 31, 2008, three distributors accounted for approximately $11.5 million, or 42.1% of our revenue. One distributor was a principal distributor in both the nine months ended September 30, 2009 and the year ended December 31, 2008 and accounted for approximately $3.1 million, or 25.1%, of our sales for the nine months ended September 30, 2009 and $4.1 million, or 14.9%, of our sales for the year ended December 31, 2008. No other distributor accounted for 10% of our sales in either period. We do not have long-term contracts with these distributors. Demand for our products depends on a variety of factors including, but not limited to, the financial condition of our distributors, the end users of our products and their customers, and general economic conditions. For instance, our graphite electrodes are sold mainly to steel manufacturers, who have been significantly affected by the global economic downturn.  As a result, there has been a downturn in the graphite electrode market which has impacted our business. We cannot predict when or whether the economic downturn will cease to affect our business.  If sales to any of our large distributors are substantially reduced for any reason, such reduction may have a material adverse effect on our business, financial condition and results of operations.

Since the payments we receive from Xingyong are subject to annual negotiation, we may not be entitled to receive all of Xingyong’s net income in the future.

Pursuant to the business operations agreement between Yongle and Xingyong, Xingyong is obligated to pay between 80% and 100% of its net income to Yongle, subject to annual negotiation.  While Xingyong has agreed to pay 100% of its net income to Yongle for 2009 and 2010, there is no assurance that it will continue to do so in subsequent years.  Dengyong Jin, our former chief executive officer, owns Xingyong.  Mr. Jin and his family members also control Sincere Investment (PTC), Ltd., or Sincere, our controlling stockholder.  Our profitability would be affected if the percentage of Xingyong’s net income that is payable to us would be decreased.

Our business and operations are experiencing a downturn following a period of rapid growth. If we fail to manage our business effectively, our operating results could be harmed.

Until the third quarter of 2008, we experienced rapid growth in our operations, which has placed significant demands on our management, operational and financial infrastructure. Since the fourth quarter of 2008, however, as a result of the global economic crisis, our business has slowed, our collection of receivables has slowed and our expense for bad debts has increased significantly. To manage our business effectively, we need to continue to improve our operational, financial and management controls. These system enhancements and improvements may require significant capital expenditures and management resources. Failure to implement these improvements could impair our ability to manage our business and could result in a further deterioration of our financial position and the results of our operations.

If the PRC government closes our facilities in the future, even temporarily, our financial condition may be materially affected.

The Chinese government closed our facilities for a period of almost two months during the third quarter of 2008 as part of the Chinese government’s program to reduce air pollution during the Olympics. This shutdown reduced our sales in the first quarter of 2009 because it takes about three months to six months to produce graphite products.  If the PRC government closes our facilities in the future, even temporarily, our financial condition may be materially affected.   If the PRC government closes our facilities in the future, even temporarily, our financial condition may be materially affected.

Our principal stockholder has the power to control our business, whose interest may differ from other stockholders.

Our principal stockholder, Sincere, owns 51.0% of our common stock as of February 1, 2010. As a result, Sincere has the ability to elect all of our directors and to approve any action requiring stockholder action, without the vote of any other stockholders, including the outcome of corporate transactions submitted to the stockholders for approval such as mergers, consolidations and the sale of all or substantially all of our assets.  Sincere has the power to cause or prevent a change of control. The interest of our principal stockholder may differ from the interests of other stockholders. Sincere is controlled by Mr. Jin, who is our former chief executive officer and the principal shareholder and chief executive officer of Xingyong, and his relatives.

If our competitors sell higher quality products or similar products at a lower price, or if they are otherwise more successful in penetrating the market, our financial condition would be affected.

We face competition from both Chinese and international companies, many of which are better known and have greater financial resources than us. Many of the international companies, in particular, have longer operating histories and have more established relationships with customers and end users. If our competitors are successful in providing similar or better graphite products or provide graphite products at a lower price than we offer our products, or if they are otherwise more successful in penetrating the market, we could experience a decline in demand for our products, which would negatively impact our sales and results of operations.

Because the end users of graphite products seek products that incorporate the latest technological development, including increased purity, our failure to offer such products could impair our ability to market our products.

Our products are either used in the manufacturing process for other products, particularly metals, or for incorporation in various types of products or processes. The end users typically view both the purity of the graphite and the bend strength, compression strength, resistivity, bulk density and porosity of graphite as key factors in making a decision as to which products to purchase. Accordingly, our failure or inability to offer products manufactured with the most current manufacturing technology could adversely affect our sales.

An increase in the cost of raw materials will affect our revenues.

We purchase all of our raw materials from domestic Chinese suppliers.  Because we do not have any long-term contracts with our suppliers, any increase in the prices of our raw materials would affect the price at which we can sell our products.  If we are not able to raise our prices to pass on increased costs to our customers, we would be unable to maintain our profit margins.  Similarly, in times of decreasing prices, we may have to sell our products at prices which are lower than the prices at which we purchased our raw materials.  Furthermore, PRC regulations grant broad powers to the government to adjust prices of raw materials and manufactured products.  Although the government has not imposed price controls on our raw materials or our products, it is possible that price controls may be implemented in the future, thereby affecting our results of operations and financial condition.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products.

Our trade secrets and patents are important assets for us. Our intellectual property consists of one patent, trade secrets relating to the design and manufacture of graphite products and our customer lists. Various events outside of our control pose a threat to our intellectual property rights as well as to our products. Effective intellectual property protection may not be available in China and other countries in which our products are sold. Intellectual property rights in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights.

Also, the efforts we have taken to protect our intellectual property rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete.

We depend on third party distributors over whom we have no control to market our products to end users in international markets.

Although the market for graphite products is international and many of the end users of our products are located outside of the PRC, most of our direct sales are made to distributors and customers in the PRC. We do not have any offices outside of the PRC, and we depend on distributors based in the PRC, over whom we have no control, to sell our products in the international market. Any problems encountered by these third parties, including potential violations of laws of the PRC or other countries, may affect their ability to sell our products which would, in turn, affect our net sales.

Because our contracts are made pursuant to individual purchase orders, and not long-term agreements, the results of our operations can vary significantly from quarter to quarter.

We sell our products pursuant to purchase orders and, with the exception of one customer, whose purchases are not material to our overall revenues, we do not have long-term contracts with any distributors or customers. As a result, we must continually seek new customers and new orders from existing customers. As a result, we cannot assure you that we will have a continuing stream of revenue from any customer. Our failure to generate new business on an ongoing basis would materially impair our ability to operate profitably.

We rely on highly skilled personnel and, if we are unable to hire or retain qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals, including our executive officers and Mr. Denyong Jin, the chief executive officer of Xingyong and our former chief executive officer. We do not have employment agreements with any of our executive officers or with Mr. Jin. Our future success depends on our continuing ability to retain these individuals and to hire, develop, motivate and retain other highly skilled personnel for all areas of our organization.

Because we consume significant amounts of electricity, any failure or interruption in electricity services could harm our ability to operate our business.

Our systems are heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

If we fail to obtain all required licenses, permits, or approvals, we may be unable to expand our operations.

Before we develop certain new products, we must obtain a variety of approvals from local and municipal governments in the PRC.  Our products may also be required to comply with the regulations of foreign countries into which they are ultimately sold.  There is no assurance that we will be able to obtain all required licenses, permits, or approvals from these government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

Compliance with existing and future environmental laws and regulations could have a material adverse effect on our operations and financial condition.

As a manufacturer, we are subject to various Chinese environmental laws and regulations on air emission, waste water discharge, solid wastes, noise and safety. We cannot assure you that we are able to comply with these regulations at all times, as the Chinese environmental legal requirements are evolving and becoming more stringent. If the Chinese national government or local governments impose more stringent regulations in the future, we may have to incur additional, and potentially substantial, costs and expenses in order to comply with such regulations, which may negatively affect our results of operations.  For instance, during 2009, we incurred significant expenditures for environmental improvements required by new government regulations.  In addition, if we fail to comply with any of the present or future environmental regulations in any material aspects, we may suffer from negative publicity and be subject to claims for damages that may require us to pay substantial fines or have our operations suspended or even be forced to cease operations.

Risks Related to Doing Business in the People’s Republic of China

Our business operations take place primarily in the People's Republic of China.  Because Chinese laws, regulations and policies are changing, our Chinese operations face several risks summarized below.

Limitations on Chinese economic market reforms may discourage foreign investment in Chinese businesses.

The value of investments in Chinese businesses could be adversely affected by political, economic and social uncertainties in China. The economic reforms in China in recent years are regarded by China's central government as a way to introduce economic market forces into China. Given the overriding desire of the central government leadership to maintain stability in China amid rapid social and economic changes in the country, the economic market reforms of recent years could be slowed, or even reversed.

Any change in policy by the Chinese government could adversely affect investments in Chinese businesses.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of supplies, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China. Although China has been pursuing economic reforms, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government's ability to continue with its reform.

We face economic risks in doing business in China because the Chinese economy is more volatile than other countries.

As a developing nation, China's economy is more volatile than those of developed Western industrial economies. It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, legal recourse, resource allocation and self-sufficiency. Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity. In 1993, the Constitution of China was amended to reinforce such economic reforms. The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces. For example, in 1999 the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinate to state-owned companies, which are the mainstay of the Chinese economy. However, we cannot assure you that, under some circumstances, the government's pursuit of economic reforms will not be restrained or curtailed. Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

PRC regulations relating to acquisitions of PRC companies by foreign entities may limit our ability to acquire PRC companies and adversely affect the implementation of our strategy as well as our business and prospects.

The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 concerning foreign exchange regulations on mergers and acquisitions in China. The public notice states that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The public notice also states that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

In April 2005, SAFE issued another public notice further explaining the January notice. In accordance with the April notice, if an acquisition of a PRC company by an offshore company controlled by PRC residents has been confirmed by a Foreign Investment Enterprise Certificate prior to the promulgation of the January notice, the PRC residents must each submit a registration form to the local SAFE branch with respect to their respective ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations.

On May 31, 2007, SAFE issued another official notice known as “Circular 106,” which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matters in China.

If we decide to acquire a PRC company, we cannot assure you that we or the owners of such company, as the case may be, will be able to complete the necessary approvals, filings and registrations for the acquisition. This may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects. In addition, if such registration cannot be obtained, our company will not be able to receive dividends declared and paid by our subsidiaries in the PRC and may be forbidden from paying dividends for profit distribution or capital reduction purposes.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The change in value of the RMB against the United States dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in the appreciation of the RMB against U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. As approximately 90% of our costs and expenses is denominated in RMB, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms.

Capital outflow policies in the PRC may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital and as a result we may not be able to remit all income earned and proceeds received in connection with our operations or from the sale of our operating subsidiary to the United States or to our stockholders.

China’s foreign currency control policies may impair the ability of our Chinese operating company to pay dividends to us.

Since our operations are conducted through our Chinese operating company, we rely on dividends and other distributions from our Chinese operating company to provide us with cash flow to pay dividends or meet our other obligations. Any dividend payment will be subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. Current regulations in China would permit our operating company to pay dividends to us only out of accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company will be required to set aside at least 10% (up to an aggregate amount equal to half of our registered capital)

of its accumulated profits each year for employee welfare. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. The inability of our operating company to pay dividends or make other payments to us may have a material adverse effect on our financial condition.

Because our funds are held in banks that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Since we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment. We have not obtained fire, casualty and theft insurance, and there is no insurance coverage for our raw materials, goods and merchandise, furniture and buildings in China. Any losses incurred by us will have to be borne by us without any assistance, and we may not have sufficient capital to cover material damage to, or the loss of, our production facility due to fire, severe weather, flood or other cause, and such damage or loss would have a material adverse effect on our financial condition, business and prospects.

The Chinese legal and judicial system may negatively impact foreign investors because the Chinese legal system is not yet comprehensive.

In 1982, the National Peoples Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in China. However, China's system of laws is not yet comprehensive. The legal and judicial systems in China are still under development , and enforcement of existing laws is inconsistent. Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the Chinese judiciary is relatively inexperienced in enforcing the laws that exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. China's legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may shift to reflect domestic political changes. The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. We cannot assure you that a change in leadership, social or political disruption, or unforeseen circumstances affecting China's political, economic or social life, will not affect the Chinese government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the People’s Republic of China’s legal system on our business operations in China can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are not qualitatively different from the general corporation laws of the several states. Similarly, the accounting laws and regulations of the People’s Republic of China mandate accounting practices which are not consistent with U.S. Generally Accepted Accounting Principles. China's accounting laws require that an annual "statutory audit" be performed in accordance with People’s Republic of China’s accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People’s Republic of China Wholly Foreign-Owned Enterprise Law requires a Wholly Foreign-Owned Enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. Second, while the enforcement of substantive rights may appear less clear than United States procedures, Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Generally, the Articles of Association provide that all business disputes pertaining to Foreign Invested Enterprises are to be resolved by the Arbitration Institute of the Stockholm Chamber of Commerce in Stockholm, Sweden, applying Chinese substantive law. Any award rendered by this arbitration tribunal is, by the express terms of the respective Articles of Association, enforceable in accordance with the "United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958)." Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises.

Because our principal assets are located outside of the United States and some of our directors and all of our executive officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the People's Republic of China.

It may be difficult for our stockholders to affect service of process against our subsidiaries or our officers and directors.

Our operating subsidiaries and substantially all of our assets are located outside of the United States. You will find it difficult to enforce your legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the People's Republic of China and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in the courts of the People's Republic of China. In addition, it is unclear if extradition treaties in effect between the United States and the People's Republic of China would permit effective enforcement against us or those of our officers and directors that reside outside the United States of criminal penalties, under the United States Federal securities laws or otherwise.

The Chinese economy is evolving and we may be harmed by any economic reform.

Although the Chinese government owns the majority of productive assets in China, during the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity.  Because these economic reform measures may be inconsistent or ineffectual, we are unable to assure you that:

•	We will be able to capitalize on economic reforms;
•	The Chinese government will continue its pursuit of economic reform policies;
•	The economic policies, even if pursued, will be successful;
•	Economic policies will not be significantly altered from time to time; and
•	Business operations in China will not become subject to the risk of nationalization.

Since 1979, the Chinese government has reformed its economic systems.  Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Inflation in China may inhibit our ability to conduct business profitably in China.

Over the last few years, China's economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government recently has taken measures to curb this excessively expansive economy. These measures have included revaluations of the Chinese currency, the Renminbi (RMB), restrictions on the availability of domestic credit, and limited re-centralization of the approval process for purchases of some foreign products. These austerity measures alone may not succeed in slowing down the economy's excessive expansion or control inflation, and may result in severe dislocations in the Chinese economy. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets.

To date, reforms to China's economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future; however, there can be no assurance that the reforms to China's economic system will continue or that we will not be adversely affected by changes in China's political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and remittance abroad, and reduction in tariff protection and other import restrictions.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time to time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our reputation or our business, financial condition and results of operations.

Risks Related to our Common Stock

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.

During our assessment of the effectiveness of internal control over financial reporting as of September 30, 2009, we identified significant deficiencies related to (i) the U.S. GAAP expertise of our internal accounting staff, (ii) our internal audit functions and, and (iii) a lack of segregation of duties within accounting functions. Although we believe that these deficiencies do not amount to a material weakness, we cannot assure you that, when our independent auditors are required to attest to our internal controls, that they will agree with our analysis or will not have identified other material weaknesses in our internal controls or disclosure controls.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

There is a limited market for our common stock, which may make it difficult for you to sell your stock.

Our common stock trades on the OTC Bulletin Board under the symbol CHGI.OB.  There is a limited trading market for our common stock and there is frequently no trading in our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, regardless of whether they come within the definition of a “penny stock.” If we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

If a more active trading market for our common stock develops, the market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you acquired them.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

·	quarterly variations in our revenues and operating expenses;

·	developments in the financial markets and worldwide economies;

·	announcements of innovations or new products or services by us or our competitors;

·	announcements by the PRC government relating to regulations that govern our industry;

·	significant sales of our common stock or other securities in the open market.

·	variations in interest rates;

·	changes in the market valuations of other comparable companies; and

·	changes in accounting principles.

If a stockholder were to file any such class action suit against us following a period of volatility in the price of our securities, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to such litigation, which could harm our business and reputation.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We currently intend to retain any future earnings to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. The certificate of designation for the Series A Preferred Stock prohibits us from paying dividends to the holders of our common stock while the Series A Preferred Stock is outstanding. There are currently 125,000 shares of Series A Preferred Stock outstanding.  To the extent that we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent our stock price appreciates, which may never occur. In addition, investors must rely on sales of their common stock after price appreciation as the only way to realize their investment, and if the price of our stock does not appreciate, then there will be no return on investment. Investors seeking cash dividends should not purchase our common stock.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right to create new series of preferred stock. As a result, the board of directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that could adversely affect the voting power and equity interest of the holders of common stock. Preferred stock, which could be issued with the right to more than one vote per share and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible impact on takeover attempts could adversely affect the price of our common stock. Without the consent of the holders of 75% of the outstanding shares of Series A Preferred Stock, we may not alter or change adversely the rights of the holders of the Series A Preferred Stock or increase the number of authorized shares of Series A Preferred Stock, create a class of stock which is senior to or on a parity with the Series A Preferred Stock, amend our certificate of incorporation in breach of these provisions or agree to any of the foregoing. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock and the certificate of designation relating to the Series A Preferred Stock restricts our ability to issue additional series of preferred stock, we may issue such shares in the future.

Transactions engaged in by our principal stockholder may have an adverse effect on the price of our stock.

We do not know what plans, if any, Sincere has with respect to its ownership of our stock. In the event that Sincere sells a substantial number of shares of our common stock, such sales could have the effect of lowering our stock price. The perceived risk associated with the possible sale of a large number of shares by this stockholder, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our stockholders to sell their stock, thus causing the price of our stock to further decline.

Risks Related To the Offering

When the registration statement of which this prospectus forms a part becomes effective, there will be a significant number of shares of our common stock eligible for sale, which could depress the market price of our stock.

Following the effectiveness of the registration statement of which this prospectus forms a part, an aggregate of 3.6 million shares of our common stock underlying shares of Series B Preferred Stock and warrants which are currently restricted will be eligible for resale to the public market without restriction, which could harm the market price of our stock.  Furthermore, the selling stockholders may be eligible to sell their shares of our common stock even if the registration statement of which this prospectus forms a part is not then effective, pursuant to Rule 144, and such sales may harm the market price of our stock.

The exercise of outstanding shares of preferred stock and warrants issuable for shares of our common stock may cause dilution to existing shareholders.

There are currently outstanding 125,000 shares of Series A Preferred Stock and 2,230,500 shares of Series B Preferred Stock, which are convertible, in the aggregate, into 2,355,500 shares of our common stock.  There are currently warrants outstanding to purchase up to an aggregate of 1,441,225 shares of our common stock.  The expiration dates of these warrants range from December 2012 to January 2015.  The exercise price of these warrants ranges from $1.30 to $3.00 per share, subject to adjustment.  If holders of these shares of preferred stock or warrants convert or exercise such securities in exchange for shares of our common stock, such transactions may have a dilutive effect on the stock ownership of existing shareholders and may harm the market price of our stock.  Furthermore, if we were to attempt to obtain additional financing during the term of these warrants, the terms on which we obtain such financing may be adversely affected by the existence of these warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sales of any shares of common stock by the selling stockholders. However, we may receive up to $1,453,573 from the exercise of warrants held by the selling stockholders if and when those warrants are exercised in exchange for cash.  Any such proceeds would be used for general working capital purposes.

DIVIDEND POLICY

While we will be required to pay dividends on the shares of our Series A and Series B Preferred Stock, we have never declared or paid cash dividends on our common stock and have no present plans to do so in the foreseeable future. The certificate of designation for our outstanding Series A Preferred Stock prohibits us from paying dividends on our common stock or redeeming common stock while any shares of Series A Preferred Stock are outstanding. There are currently 125,000 shares of our Series A Preferred Stock outstanding.  Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR OUR COMMON STOCK

Our common stock is quoted on the OTC Bulletin Board, or OTC, under the symbol “CHGI.OB”.  As of March 12, 2010, the closing price for our common stock was $2.98 per share.  The bid prices set forth below reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

The following table sets forth, for the periods indicated, the high and low bid prices of our common stock.

	Bid Prices
	High	Low
Fiscal Year Ended December 31, 2010
First Quarter (through March 12, 2010)	$3.12	$1.35

Fiscal Year Ended December 31, 2009
First Quarter	$0.64	$0.10
Second Quarter	0.70	0.07
Third Quarter	1.76	0.61
Fourth Quarter	1.65	1.30

Fiscal Year Ended December 31, 2008
First Quarter	$3.36	$0.25
Second Quarter	2.16	1.01
Third Quarter	1.40	0.52
Fourth Quarter	1.26	0.20

Approximate Number of Holders of Our Common Stock

On March 12, 2010, there were 57 stockholders of record of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this prospectus.  The following discussion includes forward-looking statements.  For a discussion of important factors that could cause actual results to differ from our forward-looking statements, see the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” above.

Overview

We are engaged in the manufacture of graphite based products in the People’s Republic of China.  Our products are either used in the manufacturing process for other products, particularly metals, or for incorporation in various types of products or processes. Based on information we receive about our industry in the course of our business, we believe that we are the largest wholesale supplier of fine grain graphite and high purity graphite in China and one of China’s largest producers and suppliers of graphite products overall.  We currently manufacture and sell the following types of graphite products:

•	graphite electrodes;

•	fine grain graphite ; and

•	high purity graphite.

Approximately 40% to 50% of our graphite electrodes are sold directly to end users in China, primarily consisting of steel manufacturers.  All other sales are made to over 200 distributors located throughout 22 provinces in China.  Our distributors then sell our products to end customers both in China and in foreign countries, including, among others, Japan, the United States, Spain, England, South Korea and India.  In 2010, our primary strategy is to increase our production capacity by purchasing additional machinery and equipment, hiring additional employees and seeking potential acquisitions of other businesses in our industry in China.   In that regard, on March 3, 2010, we entered into a letter of intent which provided that we intend to enter into definitive agreements with Chiyu Carbon Graphite Ltd., a down stream producer of graphite products in China, to acquire 100% of Chiyu Carbon’s assets.

Until the third quarter of 2008, we experienced rapid growth in our operations.  However, our sales suffered during the three months ended December 31, 2008 and the nine months ended September 30, 2009 as a result of several factors.  Sales in the nine months ended September 30, 2009 declined by 42.7% from the comparable period in 2008, although sales in the three months ended September 30, 2009 increased 52.6% and 92.9%, compared to sales in the two prior quarters, respectively.  The sales decrease in the three and nine months ended September 30, 2009, as compared to the comparable periods in 2008, resulted from the global financial crisis.  Specifically, the volume of our sales declined because the demand for products made by steel manufacturers, who comprise a large percentage of the end users of our graphite electrodes, decreased during this period.  In addition, our accounts receivable increased, thereby affecting our cash flows, because we have experienced delays in payments by our customers whose cash reserves have been negatively affected.  If the global financial crisis continues to negatively affect our revenues and cash flows, we may need to borrow additional funds or raise additional capital.  There can be no assurance that such sources of funding would be available upon terms favorable to us, if at all.  In the event that we raised capital through the issuance of equity or convertible securities, the holdings of existing shareholders would be diluted.

In addition, our sales decreased during the nine months ended September 30, 2009 because of the residual effects of the closure of our facilities for almost two months during the third quarter of 2008.  The PRC government closed our facility, which is located approximately 200 miles from Beijing, to reduce air pollution in anticipation of the Olympics in Beijing in August 2008.  This shutdown reduced our sales in the fourth quarter of 2008 and the first quarter of 2009 because it takes approximately three to six months to produce our products.  There can be no assurance that the PRC government will refrain from closing our facility in the future, which would have an adverse effect on our results of operations and financial condition.

Furthermore, our declining profit margin during the nine months ended September 30, 2009 reflected changes in our product mix.  Specifically, sales of graphite electrodes, whose profit margin is lower than that of our other products, constituted a larger percentage of our overall sales in the nine months ended September 30, 2009 as compared to the comparable period in 2008.

We purchase all of our raw materials from domestic Chinese suppliers.  Because we do not have any long-term contracts with our suppliers, any increase in the prices of our raw materials would affect the price at which we can sell our product.  If we are not able to raise our prices to pass on increased costs to our customers, we would be unable to maintain our profit margins.  Similarly, in times of decreasing prices, we may have to sell our products at prices which are lower than the prices at which we purchased our raw materials.  Furthermore, PRC regulations grant broad powers to the government to adjust prices of raw materials and manufactured products.  Although the government has not imposed price controls on our raw materials or our products, it is possible that price controls may be implemented in the future, thereby affecting our results of operations and financial condition.

RESULTS OF OPERATIONS

Fiscal Years Ended December 31, 2008 and 2007

The following table sets forth the key components of our results of operations for the periods indicated in dollar amounts and as a percentage of net sales (in thousands of dollars):

	Year ended December 31,
	2008		2007
Sales	$27,303	100.0%	$25,357	100.0%
Cost of goods sold	20,606	75.5%	20,447	80.6%
Gross profit	6,697	24.5%	4,910	19.4%
Operating expenses
Selling expenses	505	1.8%	124	0.5%
General and administrative	1,952	7.1%	1,121	4.4%
Depreciation and amortization	68	0.3%	16	0.06%
Income from operations	4,172	15.3%	3,649	14.4%
Other income	402	1.5%	441	1.7%
Interest income	-	-	-	-
Other expense	(11)	(0.1)%	-	-
Interest expense	(581)	(2.1)%	(495)	(2.0)%
Income before income tax expense	3,982	14.6%	3,594	14.2%
Net income	3,982	14.6%	3,594	14.2%
Deemed preferred stock dividend	(854)	(3.1)%	-	-
Net income available to common shareholders	3,128	11.5%	3,594	14.2%
Foreign currency translation adjustment	2,043	7.5%	1,795	7.1%
Total comprehensive income	$6,025	22.1%	$5,389	21.3%

Sales.  During the year ended December 31, 2008, we had sales of $27.3 million, as compared to sales of $25.4 million for the year ended December 31, 2007, which represents an increase of $1.9 million or approximately 7.5%.  This increase resulted from an 18.6% increase in the average sales price of our products, offset by a 9.4% decrease of volume sold to both new and existing customers and distributors .  The increase in average sales price was due to the increase in raw materials, which drove up the unit prices of graphite products in 2008.

The increase in volume sold was primarily due to a significant decrease of sales in the fourth quarter of 2008.  Specifically, sales volume decreased by 15.7% in the fourth quarter of 2008, as compared to the fourth quarter of 2007, because of the closure of our facilities during the third quarter of 2008 and because steel manufacturing and other purchasers of our products purchased fewer products as a result of the global financial crisis.

Cost of goods sold.  Our cost of goods sold consists of cost of raw materials, utility, labor cost and depreciation expenses on manufacturing facilities.  During the year ended December 31, 2008, our cost of goods sold was $20.6 million, as compared to cost of goods sold of $20.4 million during the year ended December 31, 2007, which represents an increase of $0.2 million, or approximately 1%.

Our gross margin increased from 19.4% in the year ended December 31, 2007 to 24.5% in the year ended December 31, 2008 due to an increase of approximately 26% in the unit prices of our graphite electrode products in 2008 as compared to 2007.

Selling expenses.  Our selling expenses consist of shipping and handling expenses and exhibition expenses.  These expenses increased from $124,241 in 2007 to $504,884 in 2008, representing an increase of $380,643 or 306%.  This increase was due to the increased expenses incurred to market our fine grain graphite and high purity graphite products.

General and administrative expenses.  Our general and administrative expenses consist of salaries, office expenses, utility, business travel and amortization expenses.  These expenses increased from $1.12 million in fiscal year 2007 to $1.95 million in 2008, representing an increase of $0.8 million, or 74%.  This increase was the result of an increase in our bad debt expense of approximately $200,000 and an increase in our allowance for bad debts of $860,000 in the fourth quarter of 2008.  Such increase was offset by a decrease in our public company expenses, which declined from $400,000 in 2007 to $200,000 in 2008.  These expenses were higher in 2007 as a result of the reverse acquisition in December 2007.

Depreciation and amortization expenses.  Depreciation and amortization expenses increased from $16,350 in 2007 to $68,422 in 2008, representing an increase of $52,072, or 318%.  This increase was due to additional amortization of newly acquired land use rights at the end of 2007.

Income from operations.  For 2008, income from operations amounted to $4.2 million as compared to $3.6 million for 2007, an increase of approximately $0.6 million, or 16.7%, due to higher gross margins.  However, as a percentage of net sales, income from operations increased from 14.4% to only 15.3% because of our increased operating expenses.

Other income and expenses.  Interest expense was $580,808 for 2008, as compared with $495,448 in 2007, reflecting increased interest payments on loans from banks.  Other income, which consisted of government grants, was $401,860 in 2008 as compared to $440,506 in 2007.

Income tax.  During the years ended December 31, 2008 and 2007, we benefited from a 100% tax holiday from the PRC enterprise tax.  As a result, we had no income tax due for these periods.

Net income.  As a result of the factors described above, our net income for 2008 was $4.0 million, as compared to $3.6 million  for 2007, an increase of $0.4 million or 11%.

Deemed preferred dividend.  As a result of the automatic conversion of $1.2 million of our 3% convertible notes into 1,200,499 shares of Series A Preferred Stock and 6,000,000 warrants, we incurred a preferred stock deemed dividend of $854,300, representing the intrinsic value of the conversion option.  The deemed preferred stock dividend is a non-cash charge which did not affect our operations or cash flow in 2008.

Foreign currency translation.  Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

Three and Nine Months Ended September 30, 2009 Compared to the Three and Nine Months Ended September 30, 2008

The following table sets forth the key components of our results of operations for the periods indicated in dollar amounts and as a percentage of net sales (in thousands of dollars):

	Nine months ended September 30,
	2009		2008

Sales	$12,132	100.0%	21,161	100.0%
Cost of goods sold	9,013	74.3%	15,568	73.6%
Gross profit	3,119	25.7%	5,593	26.4%
Operating expenses
Selling expenses	332	2.7%	439	2.1%
General and administrative	676	5.6%	575	2.7%
Depreciation and amortization	57	0.5%	49	0.2%
Income from operations	2,054	16.9%	4,529	21.4%
Other income	545	4.5%	225	1.0%
Other expense	(1)	(0.01)%	(11)	(0.05)%
Interest income	-	-	1	-
Interest expense	(762)	(6.3)%	(413)	(2.0)%
Income before income tax expense	1,836	15.1%	4,330	20.5%
Provision for income taxes	-	-	-	-
Net income	1,836	15.1%	4,330	20.5%
Foreign currency translation adjustment	125	1.0%	2,065	9.8%
Comprehensive income	1,961	16.2%	6,395	30.2%

	Three months ended September 30,
	2009		2008
Sales	$5,581	100.0%	$7,509	100.0%
Cost of goods sold	4,056	72.7%	5,384	71.7%
Gross profit	1,525	27.3%	2,125	28.3%
Operating expenses
Selling expenses	14	0.3%	269	3.6%
General and administrative	219	3.9%	177	2.4%
Depreciation and amortization	19	0.3%	19	0.3%
Income from operations	1,273	22.8%	1,660	22.1%
Other income	19	0.3%	11	0.2%
Interest income	-	-	493	-
Interest expense	(357)	(6.4)%	(143)	(1.9)%
Income before income tax expense	935	16.8%	1,528	20.4%
Provision for income taxes	-	-	-	-
Net income	$935	16.8%	$1,528	20.4%
Foreign currency translation adjustment	76	1.36%	85	1.13%
Comprehensive income	$1,011	18.1%	$1,613	21.9%

Sales.  During the nine months ended September 30, 2009, we had sales of $12.1 million as compared to sales of $21.2 million for the nine months ended September 30, 2008, a decrease of $9.0 million or approximately 42.67% due to a decrease in sales volume of 53.4% as compared to 2008.

During the three months ended September 30, 2009, we had sales of $5.6 million, as compared to sales of $7.5 million for the three months ended September 30, 2008, a decrease of $1.9 million, or approximately 25.7% due to a decrease in sales volume of 40%.

Sales volume decreased during these periods because steel manufacturers and other purchasers of our products purchased fewer products as a result of the global economic crisis.  In addition, the closure of our facilities for almost two months during 2008 resulted in reduced sales volume in the first quarter of 2009.

Cost of goods sold.  Our cost of goods sold consists of cost of raw materials, utility, labor cost and depreciation expenses.  During the nine months ended September 30, 2009, our cost of goods sold was $9.0 million, as compared to $15.6 million during the nine months ended September 30, 2008, a decrease of $6.6 million, or 42.1%.  During the three months ended September 30, 2009, our cost of goods sold was $4.0 million , as compared to $5.4 million during the three months ended September 30, 2008, a decrease of $1.3 million, or 24.7%.  This decrease was due to the decrease in sales in 2009.  As a percentage of net sales, cost of goods sold increased from 73.6% to 74.3% because of the change in our product mix, as sales of our graphite electrodes, a lower margin product, increased as a percentage of our overall sales.

Selling expenses.  Our selling expenses consist of shipping and handling expenses and exhibition expenses.  Selling expenses decreased from $439,000 during the nine months ended September 30, 2008 to $332,000 for the nine months ended September 30, 2009, or 24.4%.  Selling expenses decreased from $269,000 for the three months ended September 30, 2008 to $14,000 for the three months ended September 30, 2009, or 94.8%.

This decrease was a result of lower marketing expenses of fine grain graphite and high purity graphite products in 2009 compared to 2008 as well as a decrease in shipping expenses as a result of lower sales in 2009.  In 2008, we started to shift our product focus from graphite electrodes to fine grain graphite and high purity graphite.  We increased our selling expenses in 2008 in order to generate sales of these new products. However, in 2009, we were producing these products at full capacity and therefore did not incur marketing expenses.

General and administrative expenses.  Our general and administrative expenses consist of salaries, office expenses, utility, business travel and amortization expenses.  General and administrative expenses were $676,000 for the nine months ended September 30, 2009, compared to $576,000 for the nine months ended September 30, 2008.  General and administrative expenses were $218,000 for the three months ended September 30, 2009, compared to $177,000 for the three months ended September 30, 2008.  The increase in general administrative expense was primarily due to the increase in public company expenses.

Depreciation and amortization expense.  Depreciation and amortization expenses increased from $49,399 during the nine months ended September 30, 2008 to $57,275 in 2009, representing an increase of $7,900 or 16%, solely as a result of the depreciation of the U.S. dollar against the RMB.

Income from operations.  As a result of the factors described above, income from operations amounted to $2.1 million for the nine months ended September 30, 2009, as compared to $4.5 million for the nine months ended September 30, 2008, a decrease of approximately $2.5 million or 54.7%.

Income from operations amounted to $1.3 million for the three months ended September 30, 2009, as compared to $1.7 million for the three months ended September 30, 2008, a decrease of approximately $3.4 million or 23.3%.

Other income and expenses.  Interest expense was $762,000 and $357,000 for the nine and three months ended September 30, 2009, as compared to $413,000 and $143,000 for the nine and three months ended September 30, 2008, reflecting increased interest rates on loans from banks.  Other income, which consisted of a government grant, was $545,000 and $19,000 for the nine and three months ended September 30, 2009 and 2008, respectively, as compared with $225,000 and $11,000 for the nine and three months ended September 30, 2008.

Income tax.  During the nine and three months ended September 30, 2009 and 2008, we benefited from a 100% tax holiday from the PRC enterprise tax.  As a result, we had no income tax due for these periods.

Net income.  As a result of the factors described above, our net income for the nine months ended September 30, 2009 was $1.8 million as compared to $4.3 million for the nine months ended September 30, 2008, a decrease of $2.5 million or 35.8%.

Our net income for the three months ended September 30, 2009 was $935,000, as compared to $1,528,000 for the three months ended September 30, 2008, a decrease of $593,000, or 38.8%.

Foreign currency translation.  Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.

LIQUIDITY AND CAPITAL RESOURCES

General

Our primary capital needs have been to fund our working capital requirements.  Our primary sources of financing have been cash generated from operations, short-term and long-term loans from banks in China, and loans from a related party.  At December 31, 2008, we had loans in the aggregate amount of $10 million outstanding.  At September 30, 2009, we had short-term bank loans in the aggregate amount of $8,548,000 outstanding. Our short-term bank loans, which are due in June 2010, bear interest at an annual rate of 8.541% as to $3,429,000 of the principal and 7.434% as to $5,119,000 of the principal.  The short-term bank loans are secured by a security interest on our fixed assets and land use rights.  We have also obtained a long-term bank loan, in the principal amount of $3.8 million, $1.6 million of which is due in October 2010 and the remainder in October 2011.  This loan bears interest at an annual rate of 6.75%.  Although we believe that we will be able to obtain extensions of these loans when they mature, we cannot assure you that such extensions will be granted.

We expect that anticipated cash flows from operations, short-term and long-term bank loans and loans from a related party will be sufficient to fund our operations through at least the next twelve months, provided that:

• We generate sufficient business so that we are able to generate substantial profits, which cannot be assured;

• Our banks continue to provide us with the necessary working capital financing; and

• We are able to generate savings by improving the efficiency of our operations.

In December 2009, we raised approximately $3 million in a private placement transaction with the selling stockholders.  We may require additional equity, debt or bank funding if we are going to make any acquisitions or purchase new equipment to expand our production capacity or to allow us to produce graphite for the nuclear industry, which are our short-term and long-term strategies respectively.  We can provide no assurances that we will be able to enter into any financing agreements on terms favorable to us, if at all, especially considering the current global instability of the capital markets.  In addition, although we expect to refinance our bank loans when they mature, we can provide no assurances that we will be able to refinance such loans on terms favorable to us, if at all.

At December 31, 2008, cash and cash equivalents were $51,799, as compared to $4,497 at December 31, 2007.  At September 30, 2009, cash and cash equivalents (including restricted cash) were $6,047,000.  Our working capital position decreased by $1,159,000 to $10,902,000 at September 30, 2009 from a working capital of $12,061,000 at December 31, 2008.  Although our cash position increased significantly, by $5,995,000 from December 31, 2008 to September 30, 2009, the increase was more than offset by increases in current bank debt of $3,660,000, and trade notes payable, which increased from zero to $5,850,000.  In addition, during the nine months ended September 30, 2009, at the request of certain of our suppliers, we settled certain trade liabilities incurred in the ordinary course of business by issuing  notes guaranteed by a bank.

Fiscal Year Ended December 31, 2008 Compared to Fiscal Year Ended December 31, 2007

The following table sets forth information about our net cash flow for the periods indicated (in thousands of dollars):

Cash Flows Data: (in thousands of U.S. dollars)	For year ended December 31,
	2008	2007
Net cash flows provided by operating activities	5,442	2,865
Net cash flows used in investing activities	(3,880)	(2,435)
Net cash flows used in financing activities	(1,540)	(648)

Net cash flow provided by operating activities was $5.4 million in fiscal 2008 as compared to net cash flow provided by operating activities was $2.9 million in fiscal 2007, an increase of $2.5 million.  Net cash flow provided by operating activities in fiscal 2008 was mainly due to our net income of $4 million, a decrease in account receivable of $1.0 million, a decrease in notes receivable of $0.2 million and other receivable of $0.7 million, an increase in other payable of $0.5 million and the add-back of non-cash items of depreciation and amortization of $1.3 million, offset by a decrease in advances from customers of $2 million and an increase in advance to suppliers of $0.3 million.  Net cash flow provided by operating activities in fiscal 2007 was mainly due to our net income of $3.6 million, the increase in advances from customers of $2.5 million, an increase in income taxes payable of $30,711, and the add-back of non-cash items of depreciation and amortization of $1.1 million.

Net cash flow used in investing activities was $3.9 million for 2008 and $2.4 million for 2007.  For 2007, the cash flow used in investing activity was primarily to purchase land use right.  For 2008, the cash flow used to pay additional compensation in relation to the land use right acquired in 2007 was $0.6 million, the cash flow used in acquisition of other properties and equipments was $1.3 million and the remaining $2 million was used in construction in progress.

Net cash flow used in financing activities was $1.5 million for 2008.  We received proceeds from bank loans at the amount of $9.8 million and repaid $6.3 million in bank loans.  We repaid advances from related parties in the amount of $4.8 million.  We received an advance of approximately $286,000 from a related party.  The advance was repaid by us in April 2009.  Net cash flow used in financing activities was $648,008 in fiscal 2007.  For 2007, we repaid advances from related parties $783,356 and notes payable $264,652.  In addition, we had convertible notes payable of $400,000 in 2007.

Our improvement in operating cash flow from $2.9 million in 2007 to $5.4 million in 2008 reflects a number of factors, principally an increase in sales of $2.0 million, combined with a reduction in accounts receivable of $0.6 million.  In addition, we increased our accounts payable by approximately $0.8 million.  However, as discussed above, during 2008, particularly during the later part of the year, we were affected by the global economic downturn, which resulted in a net loss for the fourth quarter of 2008.  Most of our operating cash flow was generated during the first three quarters of the year.   The decline in sales in the later part of 2008 was a contributing factor to an increase in inventories of $1.3 million and an increase in advances to suppliers of $0.4 million.

Nine Months Ended September 30, 2009 Compared to Nine Months Ended September 30, 2008

The following table sets forth information about our net cash flow for the periods indicated (in thousands of dollars):

Cash Flows Data: (in thousands of U.S. dollars)	Nine months ended September 30,
	2009	2008
Net cash flows provided by operating activities	7,274	4,778
Net cash flows used in investing activities	(4,074)	(3,412)
Net cash flows provides by (used in) financing activities	2,690	(1,535)

Net cash flow provided by operating activities was $7,274,000 for the nine months ended September 30, 2009 as compared to $4,778,000 for the nine months ended September 30, 2008, an increase of $2,496,000.  Net cash flow provided by operating activities in the nine months ended September 30, 2009 was mainly due to our net income of $1,836,000, an increase in trade notes payable of $5,847,000, an increase in accounts payable and accrued expenses of $1,693,000 and an increase in advance from customers of $297,000, offset by an increase of accounts receivable of $1,966,000, other receivable of $1,215,000 and a decrease in taxes payable of $215,000.

Net cash flow provided by operating activities is sensitive to many factors, including our operating results, inventory management, ability to collect accounts receivable and timing of cash receipts and payments.  For the nine months ended September 30, 2009, the inventory turnover slowed down slightly compared to December 31, 2008 due to the decreased sales of graphite electrodes.  Increased production of fine grain and high purity graphite also contributed to the increase in inventory because these products have a longer production process.

Net cash flow used in investing activities was $4,074,000 for the nine months ended September 30, 2009, of which $1,439,000 was used to purchase properties and equipments and $2,635,000 was used in constructing new buildings.  Cash flow use in investing activities for the nine months ended September 30, 2008 was $3,412,000.

Net cash flow provided by financing activities was $2,690,000 for the nine months ended September 30, 2009 as compared to net cash used in financing activities of $1,535,000 for the nine months ended September 30, 2008.  We received $68,000 from the private sale of common stock.  We received $5,116,000 from bank loans and repaid $2,785,000 of bank loan.  In addition, we received repayment of $291,000 from our former chief executive officer.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements.

SIGNIFICANT ACCOUNTING ESTIMATES AND POLICIES

The discussion and analysis of our financial condition and results of operations is based upon our financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities.  On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of our products, income taxes and contingencies.  We base our estimates on historical experience and on other assumptions that we believe to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

We recognize revenue in accordance with ASC 605-25, Revenue Recognition of Financial Statements, formerly known as Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.  Sales represent the invoiced value of goods, net of value added tax (“VAT”), if any, and are recognized upon delivery of goods and passage of title.

Comprehensive Income

We have adopted Statements of ASC 220, Comprehensive Income, formerly known as SFAS No. 130, Reporting Comprehensive Income, which establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements.  We have chosen to report comprehensive income (loss) in the statements of operations and comprehensive income.

Income Taxes

We account for income taxes under the provisions of ASC 740 Income Tax, formerly known as SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements.  Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

On March 16, 2007, China’s parliament, the National People’s Congress, adopted the Enterprise Income Tax Law, which will take effect on January 1, 2008.  The new income tax law sets unified income tax rate for domestic and foreign companies at 25% except a 15% corporate income tax rate for qualified high technology and science enterprises.  In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law gradually becomes subject to the new tax rate within five years after the implementation of this law.

We have been recognized as a high technology and science company by the Ministry of Science and Technology of the PRC.  The Xing He District Local Tax Authority in the Nei Mongol province granted us a 100% tax holiday with respect to enterprise income tax for ten years 2008 through 2018.  Afterwards, based on the present tax law and our status as a qualified high technology and science company, we will be subject to a corporation income tax rate of 15% effective in 2019.

Inventories

Inventories are stated at the lower of cost, determined on a weighted average basis, and net realizable value.  Work in progress and finished goods are composed of direct material, direct labor and a portion of manufacturing overhead.  Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to complete and dispose.  Management believes that there was no obsolete inventory as of September 30, 2009 or December 31, 2008.

Property, Plant and Equipment

Property, plant and equipment are stated at cost.  Major expenditures for betterments and renewals are capitalized while ordinary repairs and maintenance costs are expensed as incurred.  Depreciation and amortization is provided using the straight-line method over the estimated useful life of the assets after taking into account the estimated residual value.

Land Use Rights

There is no private ownership of land in China.  All land ownership is held by the government of China, its agencies and collectives.  Land use rights are obtained from government, and are typically renewable.  Land use rights can be transferred upon approval by the land administrative authorities of China (State Land Administration Bureau) upon payment of the required transfer fee.  We own the land use right for 2,356,209 square feet, of which 290,626 square is occupied by our facilities, for a term of 50 years, beginning from issuance date of the certificates granting the land use right.  We record the property subject to land use rights as intangible asset.

Each intangible asset is reviewed periodically or more often if circumstances dictate, to determine whether its carrying value has become impaired.  We consider assets to be impaired if the carrying value exceeds the future projected cash flows from related operations.  We also re-evaluate the amortization periods to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Research and development

Research and development costs are expensed as incurred, and are included in general and administrative expenses.  These costs primarily consist of cost of material used and salaries paid for the development of our products and fees paid to third parties.  Our research and development expense for the nine months ended September 30, 2009 and 2008 has not been significant.

Value added tax

Pursuant to China’s VAT rules and regulations, as an ordinary VAT taxpayer we are subject to a tax rate of 17% (“output VAT”).  The output VAT is payable after offsetting VAT paid by us on purchases (“input VAT”).  Under the commercial practice of the PRC, the Company paid VAT and business tax based on tax invoices issued.

The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.  In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes that are determined to be late or deficient.  In the event that a tax penalty is assessed on late or deficient payments, the penalty will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  We have been granted an exemption from VAT by the Xinghe County People’s Government and Xinghe Tax Authority on some products for which an exchange agreement is in place for raw materials and fuel.  We have been granted an exemption from VAT by the Xing He County People’s Government and Xing He Tax Authority on some products in which an exchange agreement is in place for raw materials and fuel.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2009, the FASB issued ASC 855, “Subsequent Events”, formerly known as SFAS No. 165.  SFAS No. 165 is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued.  SFAS 165 No. is effective for interim or annual financial periods ending after June 15, 2009.  The Company adopted this statement for the financial statements since the quarter ended June 30, 2009.

In June 2009, the FASB issued ASC 860, “Transfers and servicing”, formerly known as SFAS No. 166, a revision to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and will require more information about transfers of financial assets and where companies have continuing exposure to the risks related to transferred financial assets.  SFAS 166 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or January 1, 2010 for companies reporting earnings on a calendar-year basis.  The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2009, the FASB issued ASC 810, “Consolidation”, formerly known as SFAS No. 167, a revision to FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities”, and will change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  Under SFAS No. 167, determining whether a company is required to consolidate an entity will be based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  SFAS No. 167 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or January 1, 2010 for companies reporting earnings on a calendar-year basis.  The Company is in the process of evaluating the effect, if any, the adoption of SFAS No. 167 will have on the Company’s financial statements

In June 2009, the FASB issued SFAS No. 168, “The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) and the Hierarchy of Generally Accepted Accounting Principles (GAAP) - a replacement of SFAS No. 162” , which establishes the FASB ASC as the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities.  As a result of the adoption of SFAS 168, the majority of references to historically issued accounting pronouncements are now superseded by references to the FASB ASC, with no financial impact.

OUR BUSINESS

Overview of Our Business

We are engaged in the manufacture of graphite based products in the People’s Republic of China.  Our products are either used in the manufacturing process for other products, particularly metals, or for incorporation in various types of products or processes.  Based on information we receive about our industry in the course of our business, we believe that we are the largest wholesale supplier of fine grain graphite and high purity graphite in China and one of China’s largest producers and suppliers of graphite products overall.  We currently manufacture and sell the following types of graphite products:

•	graphite electrodes;

•	fine grain graphite ; and

•	high purity graphite.

Approximately 40% to 50% of our graphite electrodes are sold directly to end users in China, primarily consisting of steel manufacturers.  All other sales are made to over 200 distributors located throughout 22 provinces in China.  Our distributors then sell our products to end customers both in China and in foreign countries, including, among others, Japan, the United States, Spain, England, South Korea and India.  In 2010, our primary strategy is to increase our production capacity by purchasing additional machinery and equipment, hiring additional employees and seeking potential acquisitions of other businesses in our industry in China.   In that regard, on March 3, 2010, we entered into a letter of intent which provided that we intend to enter into definitive agreements with Chiyu Carbon Graphite Ltd., a down stream producer of graphite products in China, to acquire 100% of Chiyu Carbon’s assets.

Our Growth Strategy

We plan to expand our business by internal growth over the next several years. Our short-term growth strategy is to increase our production capacity from 15,000 metric tons to 26,000 metric tons annually, assuming that we are able to obtain the necessary funds.  We are currently manufacturing at full capacity.  Once we increase our production capacity, we expect to increase sales of our products, in particular our higher margin fine grain graphite and high purity products.

Our long-term strategy is to expand our product offerings by manufacturing nuclear graphite used as a reflector or moderator in nuclear reactors in China, assuming that we are able to obtain the necessary funds. The profit margin on these products would be significantly higher than the profit margin on our current line of products.  There are currently 11 nuclear power plants in China, with 15 more plants currently under construction.  These power plants currently purchase their nuclear graphite from manufacturers in foreign countries, including Japan, Germany and the United States, which involves greater costs than purchasing from local Chinese companies.  We know of only one graphite manufacturer in China that currently produces nuclear graphite that meets the specifications of these power plants. Only graphite rods with a diameter of more than 840 millimeters and a purity of more than 99.9999% may be used in nuclear power reactors. To date, we have produced only samples that meet these standards.  The largest graphite that we currently produce in large quantities that contains such a high level of purity has a diameter of 600 millimeters.

In order for us to increase the production capacity of our current products and to develop a product line that manufactures nuclear graphite that meets the minimum requirements for nuclear power reactors in China, we plan to purchase new equipment and machinery, such as new machinery for our graphitization and molding processes and larger baking ovens, and to hire additional employees. We recently raised approximately $3 million pursuant to an equity offering to the selling stockholders, which funds are being used to increase the production capacity of our current products, in particular fine graphite and high purity graphite.  In order to further increase the production capacity of these products and to expand our products offerings, we will need to raise a substantial amount of additional capital from equity or debt markets or to borrow additional funds from local banks.  We currently have no commitments from any financing source. The low price and low trading volume of our common stock and the reluctance of many investors to make significant investments in Chinese companies, together with the global economic downturn make it increasingly difficult for us to raise funds.  There is no assurance that we will be able to raise any funds on terms favorable to us, or at all.  In the event that we issue shares of equity or convertible securities, holdings of our existing stockholders would be diluted.  In addition, there is no assurance that we will successfully manage and integrate the production and sale of additional or new products.

We also plan to expand our business by acquiring one or more companies which we believe meet the following requirements:

●	producing revenues and earnings before interest, taxes, depreciation and amortization at a level that will have a significant impact on our earnings;

●	conducting business in an industry that is related to our present business; and

●	will have prior to or shortly following closing, audited financial statements, prepared in accordance with United States GAAP.

We have engaged in discussions with potential target companies. On March 3, 2010, we entered into a letter of intent which provided that we intend to enter into definitive agreements with Chiyu Carbon Graphite Ltd., a down stream producer of graphite products in China, to acquire 100% of Chiyu Carbon’s assets. We may need to raise additional capital from equity or debt markets or to borrow additional funds from local banks in order to fund this, or any other , acquisition.  Alternatively, we may issue equity as consideration for any such acquisition.  There is no assurance that we will be able to consummate any acquisition or that we will successfully integrate any target company into our business.  The issuance of any equity would dilute the holdings of existing stockholders.

Organizational Structure

We were incorporated in Nevada on February 13, 2003 as Achievers Magazine Inc.  On December 14, 2007, we completed a reverse merger transaction with Talent International Investment Limited, or Talent, a company incorporated in the British Virgin Islands on February 1, 2007.  Following the reverse merger, our name was changed to China Carbon Graphite Group, Inc.

As a result of the reverse merger, we wholly own Talent.  Talent wholly owns Xinghe Yongle Carbon Co., Ltd., or Yongle, a wholly foreign owned enterprise organized under the laws of the PRC on September 18, 2007.  On December 14, 2007, Yongle executed a series of exclusive contractual agreements with Xinghe Xingyong Carbon Co., Ltd., or Xingyong, an operating company organized under the laws of the PRC in December 2001.

PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our businesses in the PRC through Xingyong. Xingyong has the licenses and approvals necessary to operate its business in the PRC. We have contractual arrangements with Xingyong and its stockholders pursuant to which we have the ability to substantially influence Xingyong’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring stockholder approval. As a result of these contractual arrangements, we are able to control Xingyong. Consequently, we consolidate Xingyong’s financial statements with our financial statements.

Xingyong’s principal stockholder is Dengyong Jin, our former chief executive officer who, together with family members, controls Sincere, which owns approximately 49.6% of the outstanding shares of our common stock.

On December 14, 2007, we entered into the following contractual arrangements:

Business Operations Agreement

Pursuant to this agreement, Xingyong is obligated to pay between 80% and 100% of its net income to Yongle, subject to annual negotiations between the parties.  In each of 2007 and 2008, Xingyong paid 100% of its net income to Yongle. Xingyong has agreed to pay 100% of its net income to Yongle for 2009 and 2010. In order to guarantee Xingyong’s performance under this agreement, the stockholders of Xingyong agreed to obtain Yongle’s written consent prior to allowing Xingyong to enter into any transaction which may materially affect Xingyong’s assets, obligations, rights or operations.

Option Agreement

Pursuant to the option agreement, Yongle was granted an exclusive option to purchase all of the capital stock of Xingyong at the lowest price permitted by PRC laws applicable at the time of the exercise of such option. Yongle may exercise such option, in part or whole, at any time until December 2017.

Share Pledge Agreement

Under the share pledge agreement, the stockholders of Xingyong, pledged all of their equity interests in Xingyong to Yongle to guarantee Xingyong’s performance of its obligations under all other related agreements by and between Yongle and Xingyong.  None of these shares may be transferred without the permission of Yongle.

Exclusive Technical and Consulting Services Agreement

Under the exclusive technical and consulting services agreement between Yongle and Xingyong, Yongle agreed to provide certain technical consulting and services to Xingyong, and Xingyong agreed not to accept any technical consulting services from any third party without the consent of Yongle. In addition, Yongle is the sole and exclusive owner of all rights, title and interests arising from the performance of the agreement.

Industrial Uses of Graphite

Graphite is considered to be the purest form of carbon. We manufacture our graphite products by using a high temperature process whereby the heavy hydrocarbons are broken down into simpler molecules. The resulting product provides us with a pure grade of carbon which we use to make our products. Graphite is an excellent conductor of heat and electricity and has a high melting temperature of 3,500 degrees Celsius. It is extremely resistant to acid, chemically inert and highly refractory. The utility of graphite is dependent largely upon its type.

There are three principal types of natural graphite, each occurring in different types of ore deposit:

•	Crystalline flake graphite, or flake graphite, occurs as isolated, flat, plate-like particles with hexagonal edges if unbroken and when broken the edges can be irregular or angular.
•
Amorphous graphite occurs as fine particles and is the result of thermal metamorphism of coal, the last stage of coalification, and is sometimes called meta-anthracite. Very fine flake graphite is sometimes called amorphous in the trade.

•	Lump graphite, or vein graphite, occurs in fissure veins or fractures and appears as massive platy intergrowths of fibrous or acicular crystalline aggregates, and is probably hydrothermal in origin.

All grades of graphite, especially high grade amorphous and crystalline graphite that remains suspended in oil are used as lubricants. Graphite has an extraordinarily low co-efficient of friction under most working conditions. This property is invaluable in lubricants. It diminishes friction and tends to keep the moving surface cool. Dry graphite as well as graphite mixed with grease and oil is utilized as a lubricant for heavy and light bearings. Graphite grease is used as a heavy-duty lubricant where high temperatures may tend to remove the grease.

The flake type graphite is found to possess extremely low resistivity to electrical conductance. The electrical resistivity decreases with the increase of flaky particles. The bulk density decreases progressively as the particles become more flaky. Because of this property in flake graphite, it is used in the manufacture of carbon electrodes, plates and brushes required in the electrical industry and dry cell batteries. Flake graphite has been replaced to some extent by synthetic, amorphous, crystalline graphite and acetylene black in the manufacture of plates and brushes.

Flake graphite containing 80-85% carbon is used for crucible manufacture; 93% carbon and above is preferred for the manufacture of lubricants, and graphite with 40 to 70% carbon is utilized for foundry facings. Natural graphite, refined or otherwise pure, having carbon content not less than 95% is used in the manufacture of carbon rods for dry battery cells.

Currently, artificially prepared graphite has replaced natural graphite to a great extent. Artificial graphite is prepared by heating a mixture of anthracite, high grade coal or petroleum coke, quartz and saw-dust at a temperature of 3,000ºC, out of contact with air. Graphite carbon is deposited as residue.

Our Products

We currently manufacture and sell the following types of graphite products:

•	graphite electrodes;

•	fine grain graphite; and

•	high purity graphite.

Graphite electrodes are used as electricity-conducting materials within electric arc furnaces for manufacture of steel and non-ferrous metals such as brown alumina, yellow phosphorus, or other metals.

Fine grain graphite blocks are used to make graphite crucibles in various industries and continuous casting dies for non-ferrous metals and spark erosion tools in the automotive industry. Fine grain graphite blocks are also machined to produce piston rings, sealing rings as well as jigs in the molding industry. In the space industry, fine grain graphite is used as rocket nozzles. Fine grain graphite is widely used in smelting for colored metals and rare-earth metal smelting as well as the manufacture of molds.  We hope to penetrate some of these markets as we increase our production capacity and market our products to new customers.

High purity graphite is used in the chemistry industry, semiconductor material and precious metal smelting industry, food industry and nuclear industry. Graphite bricks and rounds of high purity are used as moderators in an atomic reactor. In the nuclear field, graphite is a good and convenient material as a moderator but only if the graphite is low in certain neutron absorbing elements notably boron and the rare earths and is of consistent quality particularly with regard to density and orientation. High purity graphite is used in, among other things, the metallurgy, mechanical, aviation, electronic, atomic energy, chemical and food industries.  We hope to penetrate some of these markets as we increase our production capacity and market our products to new customers.

Our product types are differentiated based upon qualities such as density, thermal conductivity, electrical resistivity, thermal expansion and strength.  With respect to each of our product types, we sell products that vary in size and purity, depending on the particular specifications requested by our distributors.  We also customize our products in various shapes.  We regularly upgrade each of our products by increasing their size, density and purity, in accordance with customer demands.

Historically, our graphite electrode products were our main profit centers.  However, in 2008, we increased production of our higher margin products – fine grain graphite and high purity graphite – and increased our marketing efforts for these products.  Graphite electrodes accounted for approximately 40% of our revenues in 2007, 30% in 2008 and 25% during the nine months ended September 30, 2009.  Fine grain graphite products accounted for approximately 30% of our revenues in 2007, 35% in 2008 and 40% during the nine months ended September 30, 2009.  High purity graphite products accounted for approximately 30% of our revenues in 2007, 35% in 2008 and 35% during the nine months ended September 30, 2009.

In June 2009, we launched production of newly developed fine grain graphite rods with a length of 3,500 millimeters and a purity level up to 99.99%.  Based on informal discussions with others in our industry, we believe that these rods are currently the largest available in China’s graphite market.

Our Manufacturing Facility

We currently manufacture all of our products in our Inner Mongolia facility.  In 2008, our facility had the capacity to produce 15,000 tons of materials annually, in the aggregate.  In 2009, we began increasing our production capacity in this facility.  Our short-term goal is to increase our production capacity at this facility to 26,000 tons annually, in the aggregate, by purchasing additional machinery for our production lines.  In addition, we are considering acquiring other businesses in our industry in China in order to enable us to increase our production capacity.  See “—Our Growth Strategy” above.  Increasing our production capacity would ultimately enable us to increase sales of our current products and to develop a new product line of graphite rods that would be eligible for sale to nuclear power plants in China.

The manufacturing process of each of our products generally involves various steps, including calcining, which is a thermal treatment process applied to raw materials, crushing raw materials into smaller particles, screening, mixing, forming, dipping, baking graphitization and machining.  The technology and procedures used in this process vary amongst the different products that we manufacture.  We have developed proprietary technology to support the forming stage of production and, as discussed below under the heading “—Intellectual Property,” we have been granted a patent by the State Intellectual Property Office of the PRC to protect our rights to this technology.

We employ advanced methods of quality control and environmental management.  In this regard, we have obtained ISO90001 certification and ISO14000 certification for all of our products.

Our Raw Materials and Suppliers

Our principal raw materials are coal asphalt, asphalt coke, metallurgy coke, needle coke, metallurgy coke power, quartzose sand, coal, petroleum coke and calcined coke, all of which are carbon rich and used in manufacturing graphite with a high degree of density, strength and purity. We purchased all of our raw materials from domestic Chinese suppliers in 2008 and during the nine months ended September 30, 2009. We do not have any long-term contracts for raw materials.  Therefore, any increase in prices of raw material will affect the price at which we can sell our product.  We purchase all of our raw materials from domestic Chinese suppliers.  Because we do not have any long-term contracts with our suppliers, any increase in the prices of our raw materials would affect the price at which we can sell our product.  If we are not able to raise our prices to pass on increased costs to our customers, we would be unable to maintain our profit margins.  Similarly, in times of decreasing prices, we may have to sell our products at prices which are lower than the prices at which we purchased our raw materials.  Furthermore, PRC regulations grant broad powers to the government to adjust prices of raw materials and manufactured products.  Although the government has not imposed price controls on our raw materials or our products, it is possible that price controls may be implemented in the future, thereby affecting our results of operations and financial condition.  However, because of the diversity of available sources of these raw materials, we believe that our raw materials are currently in adequate supply and will continue to be so in the future.

Our Customers

Approximately 78% of our sales in 2008 and through the nine months ended September 30, 2009 were made to over 200 distributors located throughout 22 provinces in China.  During these periods, our distributors sold our products to end customers both in China and in foreign countries, including, among others, Japan, the United States, Spain, England, South Korea and India.  These end users consist of companies in various industries, including automobiles, defense, molding, machinery and tool manufacturers.

Approximately 22% of our sales in 2008 and through the nine months ended September 30, 2009 were made directly to end users located in China.  Our direct sales consist of sales of our graphite electrodes to steel manufacturers and metallurgy companies located in China and sales of our fine grain graphite and high purity graphite products to molding companies located in China.

We generally do not enter into long-term contracts with our distributors or customers.  Our distributors and customers generally purchase our products pursuant to purchase orders. We currently have one long-term agreement with one of our distributors; however, the volume of sales from such distributor is not material to our business.

Our distributors and customers generally purchase on credit, depending on their credit history and volume of purchases from us.  During the nine months ended September 30, 2009, as a result of the global economic crisis, we experienced delays in the collection of our accounts receivable.  This is reflected in the increase in accounts receivable from $4.2 million at December 31, 2008 to $6.2 million at September 30, 2009, despite a decline in sales in 2009.

Sales to three of our distributors accounted for 10% or more of our net sales in 2008, as follows (dollars in thousands):

Name	Sales	Percent of Net Sales
Datong Energy Development Co., Ltd.	$4,349	15.9%
He Ming Advanced Materials, Ltd.	4,079	14.9%
Jiangsu Carbon Products Sales Co., Ltd.	3,099	11.3%

Our Sales and Marketing Efforts

We have not spent a significant amount of capital on advertising.  Our sales force consists of ten people located at our Inner Mongolia facility who market our products primarily to distributors, and, to a lesser extent, end users, in the PRC. Our marketing effort is oriented toward working with distributors, who purchase our products and then sell them to end users in China and in foreign countries, including Japan, the United States, Spain, England, South Korea and India.

Research and Development

We have entered into a technology cooperation agreement with Hunan University, which sets forth the terms pursuant to which the university provides us with basic research and we perform experiments based upon their research. We also have a similar informal relationship with Qinghua University. The research that these universities are currently engaged in focuses on the development of high purity graphite with a diameter of 840 millimeters. A diameter of more than 840 millimeters and a purity of at least 99.9999% are threshold requirement for nuclear graphite for use in nuclear power reactors.  The largest graphite that we currently produce in large quantities that contains such a high level of purity has a diameter of 600 millimeters.  Our research and development expenses have not been significant to date.

Intellectual Property

We hold one Chinese patent, Patent No IL: 2004 1 0044348.7, which relates to the molding process for high-density, high strength and wear-resistant graphite material.  However, this patent affords us only limited protection, and any actions we take to protect our intellectual property rights may not be adequate.  Most of our intellectual property consists of trade secrets relating to the design and manufacture of graphite products and customer lists that are accessible only by key executives and accounting personnel. Effective intellectual property protection may not be available in China and other countries in which our products are sold. Intellectual property rights in China are still developing, and there are uncertainties involved in the protection and the enforcement of such rights.

Competition and Competitive Advantages

We compete with a number of domestic and international companies that manufacture graphite products. Because of the nature of the product that we sell, we believe that the reputation of the manufacturer and the quality of the product may be as important as price.

In addition to a number of domestic firms, there are three major international firms that offer competing products. They are SGL Group, Toyo Tanso and Poco Graphite. SGL Group is considered one of the world’s leading manufacturers of carbon-based products. In 1974, Toyo Tanso became the first company in Japan to develop isotropic graphite, significantly expanding the possibilities of carbon use. Its products are now widely used in a variety of cutting edge technology fields, including the semi-conductor and aerospace industries. Poco Graphite’s products are produced for the semiconductor and general industrial products, biomedical, glass industry products and electrical discharge machining (EDM) markets.

Government Regulations

Approvals for New Products

Before we develop certain new products, we must obtain a variety of approvals from local and municipal governments in the PRC.  Our products may also be required to comply with the regulations of foreign countries into which they are ultimately sold.  There is no assurance that we will be able to obtain all required licenses, permits, or approvals from these government authorities. If we fail to obtain all required licenses, permits or approvals, we may be unable to expand our operations.

Environmental Regulations

Xingyong, which manufactures our products, is subject to Chinese and regional environmental laws and regulations. Our refineries and related water treatment systems are built to meet government requirements, and we received a manufacturing license from the government department of environmental protection. Xingyong has passed environmental impact assessment by local environment authorities. We believe that we and Xingyong are in compliance in all material respects with all environmental protection laws and regulations.

Regulations Governing Electrical Equipment

Our products are subject to regulations that pertain to electrical equipment, which may materially adversely affect our business. These regulations influence the design, components or operation of our products. New regulations and changes to current regulations are always possible and, in some jurisdictions, regulations may be introduced with little or no time to bring related products into compliance with these regulations. Our failure to comply with these regulations may restrict our ability to sell our products in the PRC. In addition, these regulations may increase our cost of supplying the products by forcing us to redesign existing products or to use more expensive designs or components. In these cases, we may experience unexpected disruptions in our ability to supply customers with products, or we may incur unexpected costs or operational complexities to bring products into compliance. This could have an adverse effect on our revenues, gross profit margins and results of operations and increase the volatility of our financial results.

Circular 106 Compliance and Approval

On May 31, 2007, the SAFE issued an official notice known as “Circular 106,” which requires the owners of any Chinese companies to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matters in China. However, since the owners of Xingyong were not stockholders of Talent, and Talent’s sole stockholder, a trust of which the trustee and beneficiaries are family members of Mr. Jin, was not a resident of the PRC, no SAFE application was required to be filed for Talent to establish its offshore company, Yongle, as a “special purpose vehicle” for any foreign ownership and capital raising activities by Xingyong.

Employees

As of September 30, 2009, we had 553 full-time employees, of whom 462 were in manufacturing, 36 were technical employees who were also engaged in research and development, 40 were executive and administrative employees and 15 were sales and marketing employees. We believe that our relationship with our employees is good.

Properties

There is no private ownership of land in the PRC. The government grants transferable land use rights, which grant the right to use the land for a specified time period. We have the land use rights to an area of 2,356,209 square feet in Xinghe County, Inner Mongolia, China, on which we have a 290,626 square feet building that we use for manufacturing and office space. The land use rights have terms of 50 years, with the land use right relating to 1,207,388 square feet expiring in 2050 and the land use right with respect to 1,148,821 square feet expiring in 2057. We believe that our facilities are sufficient to meet our current and near future requirements and that any additional space that we may require would be available on commercially reasonable terms.

Legal Proceedings

We are not aware of any material existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our current directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to us.

MANAGEMENT

Directors and Executive Officers

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Donghai Yu	53	Chief Executive officer, President and Director
Ting Chen	27	Chief Financial Officer and Director
Hongbo Liu	50	Director
Yizhao Zhang	39	Director
John Chen	38	Director

Donghai Yu has been our Chief Executive Officer since November 2008.  Mr. Yu served as Chief Financial Officer from December 2007 until November 2008.  Since November 2007 he has also been Chief Financial Officer of Xingyong. Mr. Yu received his MBA degree from Oklahoma City University.

Ting Chen has been our Chief Financial Officer since November 2008.  Ms. Chen was our Vice President of Finance and Investor Relations from January 2008 until November 2008.  Prior to that, Ms. Chen worked as an auditor at the New York office of PricewaterhouseCoopers, from January 2005 to January 2008.  Ms. Chen holds a CPA certificate and a bachelor degree in accounting and economics from the City University of New York.

Hongbo Liu has been a director since November 2008.  Dr. Liu is a professor at Hunan University in Hunan Province, where he has been the department chair of Non-Metallic Materials since 2000. Dr. Liu is considered one of China’s top scholars in carbon graphite studies. He has been granted a special annual allowance for outstanding scholars in China by the PRC Department of State since 1997. Dr. Liu holds a doctorate degree in engineering from Hunan University.

Yizhao Zhang, 39, has more than 13 years of experiences in portfolio investment, corporate finance, and accounting. He has been chief financial officer of Universal Travel Group, a travel agency services company, since August 17, 2009. From August 2008 to January 2009, he was the chief financial officer of Energroup Holdings Corp., a fresh and processed meat producer in the PRC. From May 2007 through May 2008, he was chief financial officer of Shengtai Pharmaceutical Inc., a PRC manufacturer and supplier of glucose products. From April 2006 through December 2006, he was the deputy chief financial officer of China Natural Resources, Inc., a PRC mineral mining company. From April 2005 through April 2006, he was the vice president and senior manager in Chinawe Asset Management Consultancy Limited, a company which mainly manages non-performing loan assets in China. Mr. Zhang was a financial consultant with Hendrickson Asset Management Assistance LLP from January 2004 through November 2004. Mr. Zhang is a certified public accountant, and a member of the American Certified Accountants. Mr. Zhang received a bachelor degree in economics from Fudan University, Shanghai in 1992 and obtained an MBA degree with Financial Analysis and Accounting concentrations from the State University of New York at Buffalo in 2003. Mr. Zhang currently serves as a director of China Education Alliance, Inc., a PRC-based online educational resource company, China Green Agriculture, Inc, a PRC-based producer of humic acid-based compound fertilizers, and Kaisa Group Holdings Ltd., one of the largest property developers in China, and from June 2008 to August 2009 served as director and audit chairman of Universal Travel Group.

John Chen has served as chief financial officer and director of General Steel Holdings, Inc., a Chinese steel manufacturing company, since May 2004. From August 1997 to July 2003, Mr. Chen was senior accountant at Moore Stephens, Wurth, Frazer and Torbet, LLP, Los Angeles, California, USA. He graduated from Norman Bethune University of Medical Science, Changchun City, Jilin Province, China in 1992. He received a B.S. degree in accounting from California State Polytechnic University, Pomona, California in 1997.

There are no agreements or understandings between any of our executive officers or directors and any other person pursuant to which such executive officer or director was selected to serve as a director or executive officer of our company.  Directors are elected until their successors are duly elected and qualified.  There are no family relationships among our directors or officers.

CORPORATE GOVERNANCE

Director Independence

Following the appointment of Mr. Chen and Mr. Zhang on October 28, 2009, the board has determined that a majority of the Company’s directors are independent under Nasdaq rules. Effective October 28, 2009, the Company created audit, compensation and corporate governance/nominating committees and adopted committee charters and a code of conduct.  Mr. Chen and Mr. Zhang, along with Hongbo Liu, who is also an independent director, serve as members of each of the committees with Mr. Zhang serving as chairman of the audit committee, Mr. Chen as chairman of the compensation committee and Mr. Liu as chairman of the corporate governance/nominating committee.

None of our officers or directors have any family relationships with any other officers or directors.

Audit Committee

Our board of directors has established an audit committee to assist it in fulfilling its responsibilities for general oversight of the integrity of the financial reporting process, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors and an internal audit function and risk assessment and risk management.  Our board of directors has adopted a written charter for the audit committee, which the audit committee reviews and reassesses for adequacy on an annual basis.  All of the members of our audit committee are independent under the applicable rules and regulations of the SEC and the Nasdaq.

Our audit committee’s responsibilities include:

•	appointing, evaluating and determining the compensation of our independent auditors;

•	reviewing and approving the scope of the annual audit, the audit fee and the financial statements;

•	reviewing disclosure controls and procedures, internal control over financial reporting, any internal audit function and corporate policies with respect to financial information;

•
discussing with our independent auditor the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor; and

•	reviewing other risks that may have a significant impact on our financial statement

Commencing with the audited financial statements for the year ended December 31, 2009, our audit committee will meet with our representative of our independent accounting firm with respect to our audited annual financial statements and our unaudited quarterly financial statement before our Form 10-K or Form 10-Q is filed with the SEC.

Compensation Committee

Our compensation committee discharges the board of director’s responsibilities relating to compensation of our executive officers, produces an annual report on executive compensation and provides general oversight of compensation structure.  Our compensation committee is currently comprised of Mr. Chen, Mr. Zhang and Mr. Liu.  Mr. Chen serves as chairman of the compensation committee.  All of the members of our compensation committee are independent under the applicable rules and regulations of the SEC and the Nasdaq.  Our board of directors has adopted a written charter for our compensation committee.

Our compensation committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to compensation of our executive officers;

•	evaluating any incentive-compensation plans or equity-based plans;

•	oversee regulatory compliance with respect to compensation matters in consultation with management; and

•	evaluating any severance or similar termination payments proposed to be made to any of our current or former executive officers or member of senior management.

Corporate Governance/Nominating Committee

Our board of directors has established a corporate governance/nominating committee for the purpose of reviewing all board of director-recommended and stockholder-recommended nominees, determining each nominee’s qualifications and making a recommendation to the full board of directors as to which persons should be our board of director nominees.  Our corporate governance/nominating committee is currently comprised of Mr. Chen, Mr. Zhang and Mr. Liu.  Mr. Liu serves as chairman of the compensation committee.  All of the members of our compensation committee are independent under the applicable rules and regulations of the SEC and the Nasdaq.  Our board of directors has adopted a written charter for our corporate governance/nominating committee.

Our corporate governance/nominating committee’s responsibilities include:

•	identifying and recommending to our board of directors criteria and procedures for selecting board and committee membership;

•	identifying individuals qualified to become board members

•	evaluating the desirability of and recommending to the board any changes in the size and composition of the board;

•	recommending to our board of directors the persons to be nominated for election as directors and each of the board’s committees;

•	evaluation of and successor planning for the chief executive officer and other executive officers;

•	developing and recommending to our board of directors a set of corporate governance guidelines; and

•	overseeing the evaluation of our board of directors, its committees and management.

Director Compensation

We have entered into an agreement with Mr. Zhang and Mr. Chen, pursuant to which we agreed to issue to each of them 25,000 shares of common stock each year for their services as directors and committee members.  Pursuant to these agreements, we issued 25,000 shares to each of them upon their election in October 2009. Beginning in May 2009, we also issued 25,000 shares of common stock to Mr. Liu and will grant him this amount on an annual basis for his services as director and committee member.

Code of Ethics

On October 28, 2009, our board of directors adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct.

Board Attendance

During 2008, the board of directors held two meetings.  Each director attended at least 75% of the board meetings held while he or she was a director.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation earned by our named executive officers during the years ended December 31, 2007 and 2008.  None of our executive officers received $100,000 or more of compensation during 2007 or 2008.

Summary Compensation Table

Name and principal position	Year	Salary		Total
Dengyong Jin, Former Chief Executive Officer	2008 2007	$	- -	$	- -

Donghai Yu, Chief Executive and Chief Financial Officer	2008 2007		$40,000 -		$40, 000 -

Mr. Jin was our Chief Executive Officer until November 2008, at which time Mr. Yu was appointed as our Chief Executive Officer.  Mr. Yu was our Chief Financial Officer prior to such appointment.  We have not entered into an employment agreement with any of our executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See “Business – Organizational Structure” above for information relating to contracts between us and Xingyong that give us control of the business of Xingyong. Dengyong Jin, our former chief executive officer, is the chief executive officer and principal shareholder of Xingyong. Our principal stockholder, Sincere, is owned by Lizhong Gao, the brother-in-law of Mr. Jin, who has the sole power to vote and dispose of the shares of our company held by Sincere. Sincere holds the shares as trustee for Mr. Jin’s wife and sister in-law.

Dengyong Jin provided a loan to us of approximately $4.5 million on December 31, 2007. We repaid this loan in full during the fourth quarter of 2008.  In October 2008, we advanced to Beijing Royal Yiyuan Inc, a company owned by Mr. Jin, approximately $290,000, which was repaid in full in April 2009. Each of the advances bore no interest and were payable on demand.

SELLING STOCKHOLDERS

The following table sets forth certain information regarding the selling stockholders, including the number and percentage of shares beneficially owned by them and the number of shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number and percentage of shares beneficially owned by a selling stockholder, shares of common stock underlying preferred stock and warrants held by such stockholder that are exercisable within 60 days of February 1, 2010 are included. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership in the following table is based upon 18,656,601 shares of common stock outstanding as of March 12, 2010.

The selling stockholders acquired the securities being registered for resale in this prospectus in a private placement, pursuant to which we issued to the selling stockholders an aggregate of 2,480,500 shares of Series B Convertible Preferred Stock, and warrants to purchase an aggregate of up to 1,116,225 shares of our common stock.  The aggregate purchase price was approximately $3.0 million.

The shares of Series B Preferred Stock may be converted at the option of the holders at any time until December 22, 2011, into an aggregate of 2,480,500 shares of common stock.   Of these shares, 250,000 shares of Series B Preferred Stock have been converted into 250,000 shares of common stock . On December 22, 2011, any outstanding shares of Series B Preferred Stock will be automatically converted into common stock.  The initial exercise price of the 992,200 warrants issued to investors is $1.30 per share, subject to certain adjustments set forth therein, including adjustments in the event of certain future financing transactions conducted by us or in the event of a stock dividend or stock split. The warrants may be exercised at any time prior to the five year anniversary of the issuance of the warrants.

In addition, we granted Maxim Group LLC, the placement agent, five-year warrants to purchase up to 124,025 shares of our common stock at an exercise price of $1.32 per share.

None of the selling stockholders are employees, suppliers or affiliates of ours or our affiliates. Within the past three years, none of the selling stockholders has held a position as an officer or director of ours, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. In addition, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders. Furthermore, based on representations made to us by the selling stockholders, no selling stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer, except for Maxim Group LLC.

Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to community property laws where applicable) with respect to the shares of common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholders who are able to use this prospectus to resell the securities registered hereby.

Any selling stockholders who are affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Name of Beneficial Owner	Shares Beneficially Owned Before the Offering	Maximum Number of Shares to be Sold	Beneficial Shares After the Offering (1)	Percentage of Common Stock Owned After Offering (1)

Silver Rock II, Ltd. (2)	560,000	560,000	-	*
Chestnut Ridge Partners, LP(3)	350,000	350,000	-	*
Lumen Capital Limited Partnership (4)	70,000	70,000	-	*
Taylor Int’l Fund, Ltd. (5)	630,000	630,000	-	*
Tangiers Investors LP (6)	32,200	32,200	-	*
Matthew M. Haden (7)	87,500	87,500	-	*
Kassirer Market Neutral LP(8)	70,000	70,000	-	*
CNH Diversified Opportunities Master Account, L.P. (9)	700,000	700,000	-	*
Midsouth Investor Fund LP(10)	408,333	408,333	-	*
Lyman O. Heidtke(11)	116,667	116,667	-	*
Jayhawk Private Equity Fund II, L.P.(12)	350,000	350,000	-	*
Jeff Tisherman (13)	98,000	98,000	-	*
Maxim Group LLC (14)	124,025	124,025	-	*
Total	3,596,725	3,596,725	-	*

* Less than 1%

(1) Assumes that all securities offered are sold.

(2) Includes shares of Series B Preferred Stock which may be converted into 400,000 shares of our common stock and 160,000 shares of our common stock underlying warrants.  Rima Salam has sole voting and investment control over the securities held by Silver Rock II, Ltd.

(3) Includes shares of Series B preferred stock which may be converted into 250,000 shares of our common stock and 100,000 shares of our common stock underlying warrants.  Kenneth Holz has sole voting and investment control over the securities held by Chestnut Ridge Partners, LP.

(4) Includes shares of Series B preferred stock which may be converted into 50,000 shares of our common stock and 20,000 shares of our common stock underlying warrants.  Allan Lichtenberg is the Managing Member of Lumen Management LLC, which is the General Partner of Lumen Capital Limited Partnership and has sole voting power and investment power over the securities held by Lumen Capital Limited Partnership.

(5) Includes shares of Series B preferred stock which may be converted into 450,000 shares of our common stock and 180,00 shares of our common stock underlying warrants.  Stephen Taylor is the Portfolio Manager of Taylor International Fund, which is the investment manager for Taylor Int’l Fund, Ltd. and has sole voting power and investment power over the securities held by Taylor Int’l Fund, Ltd.

(6) Includes shares of Series B preferred stock which may be converted into 23,000 shares of our common stock and 9,200 shares of our common stock underlying warrants.  Edward M. Liceaga is the Managing Member of Tangiers Capital LLC, which is the General Partner of Tangiers Investors LP and has sole voting power and investment power over the securities held by Tangiers Investors LP.

(7) Includes shares of Series B preferred stock which may be converted into 62,500 shares of our common stock and 25,000 shares of our common stock underlying warrants.

(8) Includes shares of Series B preferred stock which may be converted into 50,000 shares of our common stock and 20,000 shares of our common stock underlying warrants.  Mark Kassirer is the Director and General Partner of Kassirer Market Neutral LP and has sole voting power and investment power over the securities held by Kassirer Market Neutral LP.

(9) Includes shares of Series B preferred stock which may be converted into 500,000 shares of our common stock and 200,000 shares of our common stock underlying warrants.

(10) Includes shares of Series B preferred stock which may be converted into 291,666.6 shares of our common stock and 116,666.7 shares of our common stock underlying warrants.  Lyman O. Heidtke is the General Partner of Midsouth Investor Fund LP and has sole voting power and investment power over the securities held by Midsouth Investor Fund LP.

(11) Includes shares of Series B preferred stock which may be converted into 83,333.4 shares of our common stock and 33,333.3 shares of our common stock underlying warrants.

(12) Includes 100,000 shares of our common stock underlying warrants.  Kent C. McCarthy is the managing member of Jayhawk Capital Management LLC, which is the general partner of Jayhawk Private Equity Fund II, L.P. and has sole voting power and investment power over the securities held by Jayhawk Private Equity Fund II, L.P.

(13) Includes shares of Series B preferred stock which may be converted into 70,000 shares of our common stock and 28,000 shares of our common stock underlying warrants.

(14) Includes 124,025 shares of our common stock underlying warrants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of February 1, 2010, by:

•	each director;
•	each named executive officer;
•	each person known by us to beneficially own at least 5% of our common stock; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned (subject to community property laws where applicable).  Unless otherwise indicated, the address of each beneficial owner listed below is c/o Xinghe Xingyong Carbon Co., Ltd., 787 Xicheng Wai, Chengguantown, Xinghe County, Inner Mongolia, China.

Name	Shares of Common Stock Beneficially Owned	Percentage
Sincere Investment (PTC), Ltd.(1) Donghai Yu Ting Chen Hongbo Liu Yizhao Zhang John Chen All officers and directors as a group (5 persons)	9,388,412 20,000 20,000 25,000 25,000 25,000 115,000	51.0% - - - - - 0.6%

(1) Lizhong Gao, our former President and Director, is the president and sole stockholder of Sincere and has the sole power to vote and dispose of the shares owned by Sincere.  Mr. Gao is the brother-in-law of Mr. Jin, our General Manager of China Operations, the Chief Executive Officer of Xingyong and our former Chief Executive Officer.  Sincere holds the shares as trustee for Mr. Jin’s wife, Shulian Gao, and his sister in-law, Wenyi Li.

DESCRIPTION OF CAPITAL STOCK

Our authorized capitalization consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.  Holders of our common stock are entitled to receive such dividends as our board of directors, in its discretion, may declare from funds legally available. In the event of liquidation, each outstanding share entitles its holder to participate ratably in the assets remaining after payment of liabilities.

Our directors are elected by a plurality vote. A single holder or group of holders of more than 50% of the outstanding shares of common stock present and voting at an annual stockholders meeting at which a quorum is present can elect all of our directors. Our stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities. All outstanding shares of common stock are, and those issuable upon conversion of the preferred stock and exercise of the warrants will be, upon such conversion or exercise, respectively, validly issued, fully paid, and non-assessable.

The transfer agent for our common stock is Empire Stock Transfer, Inc.  Their address is 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Preferred Stock

Our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, which may be issued in series from time to time in one or more series with such designations, rights, preferences and limitations as our board of directors may declare by resolution.

The rights, preferences and limitations of each series of preferred stock may differ with respect to such matters as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions, conversion rights and voting rights. Additional shares of preferred stock may be issued and may provide dividend and liquidation preferences over common stockholders. Unless otherwise required by law, the board of directors has the authority to issue shares of preferred stock without stockholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control without any further action by stockholders.

Series A Preferred Stock

Our board of directors has authorized the creation of Series A Preferred Stock, consisting of 10,000,000 authorized shares, of which 125,000 shares were outstanding as of February 1, 2010. Each share of Series A Preferred Stock is convertible at the holder’s option (or automatically upon a change of control) into one share of common stock. While the Series A Preferred Stock is outstanding, unless we obtain the approval of the holders of 75% of the outstanding shares of Series A Preferred Stock, we may not pay cash dividends or other distributions of cash, property or evidences of indebtedness, nor redeem any shares of common stock nor authorize or create any class of stock ranking as to dividends or distribution upon liquidation that are senior to or pari passu with the Series A Preferred Stock. If we issue common stock at a price, or warrants or other convertible securities at a conversion or exercise price, which is less than the conversion price then in effect, the conversion price shall be adjusted on a formula basis. No dividends are payable with respect to the Series A Preferred Stock.

Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock are entitled to a preference of $1.00 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the Series A Preferred Stock upon the occurrence of such event.

The holders of the Series A Preferred Stock have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, we may not, unless we have the affirmative approval of the holders of 75% of the outstanding shares of Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the Series A Preferred Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Series B Preferred Stock

Our board of directors has authorized the creation of Series B Preferred Stock, consisting of 3,000,000 authorized shares, of which 2,230,500 shares were outstanding as of March 12, 2010.  Each share of Series B Preferred is convertible at the holder’s option (or automatically a change of control) into one share of common stock.

Cash dividends of 6% per annum shall payable on the first day of April, July, October and January, commencing on April 1, 2010 The dividends are payable in cash or in kind at our option. Payment in kind shall be made by the issuance of shares of common stock valued at the average of the closing prices of the common stock during the ten days ending three trading days prior to the dividend payment date.

Upon the two year anniversary of the issuance of the shares, we must redeem any outstanding Series B Preferred Stock at a redemption price of $1.20 per share plus accrued but unpaid dividends, provided that the shares of common stock underlying the Series B Preferred are eligible for resale pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act and provided that the redemption applies to all outstanding shares of Series B Preferred.  If the shares of common stock issuable upon conversion of the Series B Preferred are not eligible to be sold pursuant to a registration statement or pursuant to Rule 144, the holders thereof shall have the option of retaining their preferred stock.

In the event of any liquidation, dissolution or winding up our affairs, the proceeds shall be paid as follows: first pay $1.20 plus accrued dividends on each share of Series B Preferred. Thereafter, the Series B Preferred participates with the common stock on an as-converted basis. A merger or consolidation into another corporation or a sale, lease, transfer or other disposition of all or substantially all of our assets in a transaction in which the proceeds of such sale are distributed to shareholders will be treated as a liquidation event.  Upon the occurrence of such event, we must redeem the Series B Preferred unless the holders of a majority of the Series B Preferred elect otherwise.

So long as any shares of Series B Preferred are outstanding, we may not, without the written consent of the holders of at least a majority of the outstanding shares of Series B Preferred, liquidate, dissolve or wind up our affairs, or effect any change of control; amend, alter, or repeal any provision of the Certificate of Designation relating to the Series B Preferred; purchase, redeem or pay any dividend on any capital stock junior to the Series B Preferred; or create or authorize the creation of any convertible debt security if our aggregate convertible debt would exceed $5,000,000, unless such debt is incurred in connection with an acquisition or an expansion of our facilities.

Warrants

We presently have outstanding warrants to purchase 1,123,025 shares of common stock, 225,000 of which have an exercise price of $2.00 per share, 100,000 of which have an exercise price of $3.00, 680,00 of which have an exercise price of $1.30 per share and 124,025 of which have an exercise price of $1.32.  The warrants issued to the selling stockholders expire five years from the date of the initial closing with respect to this Offering. The holders of the warrants have no cashless exercise rights. The warrants provide for an adjustment in the exercise price and the number of shares issuable upon such exercise in the event of a stock split, dividend, distribution, reverse split, combination of shares or other recapitalization. We may redeem the warrants for $0.01 per share of common stock issuable upon exercise of the warrants if for 20 trading days during any 30 trading day period, the price of the common stock exceeds $2.60 per share.

The 124,025 warrants issued to Maxim Group LLC expire five years from the date of the initial closing. The warrants provide for cashless exercise and an adjustment in the exercise price and the number of shares issuable upon such exercise in the event of a stock split, dividend, distribution, reverse split, combination of shares or other recapitalization. Such warrants have customary anti-dilution protection for stock splits and similar events.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, or the NRS, and our articles of incorporation.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws and articles of incorporation provide that we may indemnify our directors, officers, employees, and agents, to the fullest extent permitted by the NRS.  We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 12, 2010, we had 18,656,661 shares of common stock issued and outstanding.

Shares Covered by this Prospectus

All of the 3,596,725 shares of common stock being registered in this offering may be sold without restriction under the Securities Act, so long as the registration statement of which this prospectus is a part is, and remains, effective.

Rule 144

In general, pursuant to Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale of shares of our common stock, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the current public information requirement.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of (i) one percent of the then outstanding shares of our common stock or (ii) the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.  The selling stockholders may sell their pursuant to Rule 144, if available, rather than under this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder and any pledgees, assignees and successors-in-interest of any selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales.  Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act or any exemption therefrom, including Rule 172 thereunder.  The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Holland & Hart LLP, Nevada.  Kramer Levin Naftalis & Frankel LLP has advised the company with respect to United States federal securities laws.

EXPERTS

The consolidated financial statements for the year ended December 31, 2007 included herein have been audited by Bernstein & Pinchuk LLP, an independent registered public accounting firm, and are included herein in reliance on such report, given the authority of small firm as an expert in auditing and accounting.  The consolidated financial statements for the year ended December 31, 2008 included herein have been audited by AGCA, Inc., an independent registered public accounting firm, and are included herein in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 /A under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Carbon Graphite Group, Inc.
Chengguantown, Inner Mongolia
China
We have audited the accompanying consolidated balance sheet of China Carbon Graphite Group, Inc. and subsidiaries as of December 31, 2008 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the year then ended. China Carbon Graphite Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits. The Consolidated financial statements of China Carbon Graphite Group, Inc. and subsidiaries for the year ended December 31, 2007 were audited by other auditors whose report dated March 20, 2008 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Carbon Graphite Group, Inc. and subsidiaries as of December 31, 2008 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the consolidated financial statements were prepared in accordance with FASB Interpretation 46(R) – Consolidation of Variable Interest Entities – An Interpretation of ARB No. 51.

As discussed in Notes 2 and 16, the consolidated financial statements were prepared on the assumption that Talent International Investment Limited will be able to pay up the investment money to Xinghe Yongle Carbon Co., Ltd. on or before December 31, 2009 and that the Government will not take any action to cancel the investment due to interim default. In case Talent International Investment Limited fails to pay the amount in full on time or that the Government takes action to cancel the investment due to interim default, the basis of consolidation may not be appropriate.

/s/ AGCA, Inc.
Arcadia, California
April 10, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Carbon Graphite Group, Inc.

We have audited the accompanying consolidated balance sheet of China Carbon Graphite Group, Inc. as of December 31, 2007, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the year then ended. China Carbon Graphite Group, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Carbon Graphite Group, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP
New York, NY
March 20, 2008

China Carbon Graphite Group, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007
ASSETS
Current Assets
Cash and cash equivalents	$51,799	$4,497
Trade accounts receivable, net	4,224,410	4,868,263
Notes receivable	27,720	243,426
Other receivables	150,694	766,945
Advance to related party	290,409	-
Advance to suppliers, net	1,017,088	636,660
Inventories	15,889,549	14,626,927
Total current assets	21,651,669	21,146,718
Property and equipment, net	21,003,607	19,416,718
Construction in progress	2,029,777	-
Land use rights, net	3,604,324	2,841,954
	$48,289,377	$43,610,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,253,265	$988,470
Advance from customers	640,346	2,466,810
Taxes payable	362,298	232,234
Short term bank loans	4,887,514	6,015,778
Long term bank loan - current portion	1,896,647	-
Notes payable	-	700,000
Convertible note	-	400,000
Loan from shareholder	-	4,543,648
Other payables	551,096	-
Total current liabilities	9,591,166	15,346,940

Long Term Liabilities
Long term bank loan - non-current portion	3,209,711	-
Total liabilities	12,800,877	15,346,940
Contingencies and Commitments (Note 16)
Stockholders’ Equity
Convertible preferred stock, par value $0.001 per share,
authorized 20,000,000 shares, issued and outstanding 1,200,499
shares at December 31,2008; none authorized and issued in 2007	$1,200	$-
Common stock authorized 100,000,000 shares $0.001 par
value; issued and outstanding 12,218,412 and 13,218,412 shares
at December 31, 2008 and December 31, 2007, respectively	12,218	13,218
Treasury Stock at cost - none at December 31, 2008
and 1,000,000 shares at December 31,2007	-	(149,700)
Additional paid-in capital	8,690,426	6,637,326
Accumulated other comprehensive income	4,991,113	2,948,244
Retained earnings	21,793,543	18,814,255
Total stockholders’ equity	35,488,500	28,263,343
	$48,289,377	$43,610,283

The accompanying footnotes are an integral part of these financial statements

China Carbon Graphite Group, Inc. and Subsidiaries
Consolidated Statements of Income and Comprehensive Income

	Years ended December 31,
	2008	2007

Sales	$27,303,385	$25,357,242
Cost of Goods Sold	20,605,710	20,447,251
Gross Profit	6,697,675	4,909,991
Operating Expenses
Selling expenses	504,884	124,241
General and administrative	1,951,642	1,120,839
Depreciation and amortization	68,422	16,350
	2,524,948	1,261,430
Operating Income Before Other Income (Expense) and Income Tax Expense	4,172,727	3,648,561
Other Income (Expense)
Other income	401,860	440,506
Interest income	-	563
Other expenses	(11,491)	-
Interest expense	(580,808)	(495,448)
	(190,439)	(54,379)
Income Before Income Tax Expense	3,982,288	3,594,182
Income tax expense	-	-
Current	-	-
Deferred	-	-
Net income	$3,982,288	$3,594,182

Deemed preferred stock dividend	$(854,300)	$-

Net income available to common shareholders	$3,127,988	$3,594,182

Other comprehensive income
Foreign currency translation gain	2,042,869	1,794,923
Total comprehensive Income	$6,025,157	$5,389,105

Share Data

Basic earnings per share	$0.25	$0.34

Diluted earnings per share	$0.21	$0.34

Weighted average common shares outstanding, basic	12,591,363	10,464,432

Weighted average common shares outstanding, Diluted	14,623,187	10,506,099

The accompanying footnotes are an integral part of these financial statements

China Carbon Graphite Group, Inc. and Subsidiaries
Consolidated Statements of changes in Stockholders’ Equity
For the years ended December 31, 2008 and 2007

	Common Stock		Convertible Preferred Stock		Additional Paid-In	Retained	Accumulated Other Comprehensive	Treasury Stock		Total Stockholders
	Number	Amount	Number	Amount	Capital	Earnings	Income	Shares	Amount	Equity
Balance at December 31, 2006	10,388,172	$10,388	-	$-	$6,640,156	$15,870,373	$1,153,321	-	$-	$23,674,238

Foreign currency translation gain	-	-	-	-	-	-	1,794,923	-	-	1,794,923

Stock issued in recapitalization	2,980,240	2,830	-	-	(2,830)	-	-	-	-	-

Repurchase of common stock	-	-	-	-	-	(650,300)	-	1,000,000	(149,700)	(800,000)

Net income for the year ended December 31, 2007	-	-	-	-	-	3,594,182	-	-	-	3,594,182

Balance at December 31, 2007	13,218,412	$13,218	-	$-	$6,637,326	$18,814,255	$2,948,244	1,000,000	$(149,700)	$28,263,343

Foreign currency translation adjustment	-	-	-	-	-	-	2,042,869	-	-	2,042,869

Net income for the year ended December 31, 2008	-	-	-	-	-	3,982,288	-	-	-	3,982,288

Cancellation of common stock	(1,000,000)	(1,000)	-	-	-	(148,700)	-	(1,000,000)	149,700	-

Issuance of preferred stock	-	-	1,200,499	1,200	1,198,800	-	-	-	-	1,200,000

Deemed preferred stock dividend	-	-	-	-	854,300	(854,300)	-	-	-	-

Balance at December 31,2008	12,218,412	$12,218	1,200,499	$1,200	$8,690,426	$21,793,543	$4,991,113	-	$-	$35,488,500

The accompanying footnotes are an integral part of these financial statements

China Carbon Graphite Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years ended December 31,
	2008	2007
Cash flows from operating activities
Net Income	$3,982,288		$3,594,182
Adjustments to reconcile net cash provided by Operating activities
Depreciation and amortization	1,254,462		1,147,316
Change in operating assets and liabilities
Accounts receivable	955,440		(1,872,019)
Notes receivable	228,438		(222,707)
Other receivables	657,349		(651,714)
Advance to suppliers	(332,468)		(636,660)
Inventories	(276,827)		(716,345)
Accounts payable and accrued expenses	303,570		(279,396)
Advance from customers	(1,961,068)		2,466,810
Taxes payable	112,705		30,711
Prepaid expenses	-		4,858
Other payables	518,341		-
Net cash provided by operating activities	5,442,230		2,865,036

Cash flows from investing activities
Acquisition of property and equipment	(1,250,458)		(381,279)
Acquisition of land use rights	(631,232)		(2,053,224)
Construction in progress	(1,998,276)		-
Net cash used in investing activities	(3,879,966)		(2,434,503)

Cash flows from financing activities
Convertible notes	800,000		400,000
Repayment for reverse acquisition	(800,000)		-
Proceeds from bank loans	9,838,773		5,776,401
Repayment of bank loans	(6,319,796)		(6,559,757)
Advance to related party	(285,902)		-
Repayment of advances from related parties	(4,773,270)		(264,652)
Net cash used in financing activities	(1,540,195)		(648,008)
Effect of exchange rate fluctuation	25,233		176,512
Net increase (decrease) in cash	47,302		(40,963)
Cash and cash equivalents at beginning of year	4,497		45,460
Cash and cash equivalents at end of year	$51,799		$4,497
Supplemental disclosure of cash flow information
Interest paid	$580,808		$495,448
Income taxes paid	$-		$-

Non-cash financing and investing activities
Convertible preferred stock and warrants issued for conversion of convertible notes	$1,200,000	$

The accompanying footnotes are an integral part of these financial statements

China Carbon Graphite Group, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

1.	Organization and Business

China Carbon Graphite Group, Inc. (the “Company”), is a Nevada corporation, incorporated on February 13, 2003 under the name Achievers Magazine Inc. In connection with the reverse acquisition transaction described below, the Company’s corporate name was changed to China Carbon Graphite Group, Inc. on January 30, 2008.

On December 17, 2007, the Company completed a share exchange pursuant to a share exchange agreement, dated as of December 14, 2007, with Sincere Investment (PTC), Ltd. (“Sincere”), a British Virgin Islands corporation, which is the sole stockholder of Talent International Investment Limited (“Talent”), a British Virgin Islands corporation, which is the sole stockholder of Xinghe Yongle Carbon Co., Ltd. (“Yongle”), a company organized under the laws of the People’s Republic of China (the “PRC”). Pursuant to the share exchange agreement, the Company, then known as Achievers Magazine, Inc., issued 9,388,172 shares of common stock to Sincere in exchange for all of the outstanding common stock of Talent, and Talent became the Company’s wholly-owned subsidiary. From and after December 17, 2007, the Company’s sole business became the business of Talent, its subsidiaries and its affiliated variable interest entities.

Talent owns 100% of the stock of Yongle, which is a wholly foreign-owned enterprise under the laws of the PRC. Yongle is a party to a series of contractual arrangements with Xinghe Xingyong Carbon Co., Ltd. (“Xingyong”), a corporation organized under the laws of the PRC. Xingyong’s sole stockholder was, at the time of the transaction, the Company’s chief executive officer. These agreements give the Company the ability to operate and manage the business of Xingyong and to derive the profit (or sustain the loss) from Xingyong’s business. As a result, the operations of Xingyong are consolidated with those of the Company for financial reporting purposes. The relationship among the above companies as follows:

The Company manufactures graphite electrodes, fine grain graphite, high purity graphite and other carbon derived products.

Stock distribution

On January 22, 2008, the Company effected a 1.6-for-one stock distribution whereby each share of common stock became converted into 1.6 shares of common stock. All references to share and per share information in these financial statements reflect this stock distribution.

2.	Basis of Preparation of Financial Statements

The Company maintains its books and accounting records in Renminbi (“RMB”), and its reporting currency is United States dollars.

The financial statements have been prepared in order to present the financial position and results of operations of the Company, its subsidiaries and Xingyong, which is an affiliated company whose financial condition is consolidated with the Company pursuant to FIN 46R, in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Yongle and Xingyong are under common control. At the time of the acquisition, Mr. Denyong Jin was the chief executive officer and principal stockholder of Xingong. Sincere Investment (PLC) Ltd., a British Virgin Islands company, as trustee, is the Company’s principal stockholder.  Lizhong Gao is president and sole stockholder of Sincere. The beneficiaries of the trust are Shulian Gao, who is Mr. Jin’s wife, and Wenyu Li, who is Mr. Jin’s sister-in-law. Lizhong Gao is Mr. Jin’s brother-in-law.

Under EITF 02-5(b), common control exists where immediate family members hold more than 50% of the voting ownership interest in each of the entities.  Under Item 404(a) of Regulation S-K, an immediate family member of a person includes that person’s “child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law.”

Since more than 50% of Xingyong’s equity is owned by Mr. Jin and more than 50% of the Company’s equity is owned by a company that is owned by Mr. Jin’s brother-in-law and in which Mr. Jin’s wife and sister-in-law are the beneficiaries, the companies are under common control and there is no revaluation of assets. The following table reflects the relationship.

Denyong Jin and members of his immediate family

Control of Xingyong through majority stock ownership	Control of the Company and Yongle through majority stock ownership of the Company, with the Company being the 100% beneficial owner of Yongle

Under US GAAP, the acquisition by the Company of Talent is considered to be a capital transaction in substance, rather than a business combination. That is, the acquisition is equivalent, in the acquisition by Talent of the Company, then known as Achievers Magazine, Inc., with the issuance of stock by Talent for the net monetary assets of the Company. This transaction is accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, the comparative historical financial statements of the Company, as the legal acquirer, are those of the accounting acquirer, Talent. Since Talent and Yongle did not have any business activities, the Company’s financial statements prior to the closing on the reverse acquisition, reflect the only business of Xingyong. The accompanying financial statements reflect the recapitalization of the stockholders’ equity as if the transactions occurred as of the beginning of the first period presented. Thus, the 9,388,172 shares of common stock issued to Sincere and the 2,803,040 shares purchased by other investors are deemed to be outstanding for all period covered by these financial statements.

The Company’s consolidated financial statements include the financial statements of its wholly-owned subsidiaries, Talent and Yongle, as well as Xingyong, which is a variable interest entity whose financial statements are consolidated with those of the Company pursuant to FASB Interpretation No. 46R “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51. All significant intercompany accounts and transactions have been eliminated in the combination.

FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the Company is the primary beneficiary of these entities.

Yongle is a party to a series of contractual arrangements with Xingyong. These agreements include a management agreement pursuant to which 80% to 100% of Xingyong’s net income after deduction of necessary expenses, if any, is paid to Yongle and Yongle is responsible for paying Xingyong’s obligations incurred in connection with its business. For the years ended December 31, 2008 and 2007, Xingyong paid 100% of net income to Yongle. In addition, Yongle manages and controls all of the funds of Xingyong. Yongle also has the right to purchase Xingyong’s equipment and patents and lease its manufacturing plants, land and remaining equipment. This agreement is designed so that Yongle can conduct its business in China. Pursuant to two other agreements, the sole stockholder of Xingyong, who was, at the time of the transaction, the Company’s chief executive officer, has pledged all of his equity in Xingyong as security for performance of Xingyong’s obligations to Yongle. As a result, Xingyong is considered a variable interest entity.

According to PRC rules and regulations, Talent is required to pay up 20% or $800,000 within three months and the balance of its investment of 80% or $3,200,000 in Yongle within two years from the date of issuance of business license.  Business license was issued on September 13, 2007 and accordingly, Talent is required to pay $800,000 on or before December 12, 2007 and $3,200,000 on or before September 12, 2009.  Talent can apply for extension of time to pay up its investments with reasons acceptable to the Government.  Failing this, Talent has to apply for the investment to be cancelled and business license to be revoked.  The Government can, if ever Talent does not apply for cancellation, give notice to Talent and revoke the business license and thus cancel the investment.

Talent has not paid the initial 20% or $800,000 nor applied for an extension of time to effect this payment.  However, the Government issued a new business license on Yongle expiring December 31, 2009.  Management assumes that the Government will take no action and the investment can be paid up on or before December 31, 2009, the expiration date of the new business license.  Management is sourcing for new capital and estimates that the investment can be fully paid up on time.

3.	Summary of Significant Accounting Policies

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired property, equipment and intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in the PRC and is not protected by FDIC insurance or any other similar insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overhead, taking into account the stage of completion.

Accounts receivable - Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Buildings	25 - 40 years
Machinery and equipment	10 - 20 years
Motor vehicles	5 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment recorded during the years ended at December 31, 2008 and 2007.

Construction in progress - Construction in progress represents the costs incurred in connection with the construction of buildings or additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and placed into service.

Land use rights - There is no private ownership of land in the PRC. The Company has acquired land use rights to a total of 2,356,209 square feet, on which a 290,626 square feet facility is located. The land use rights have terms of 50 years, with the land use right relating to 1,207,388 square feet expiring in 2050 and the land use right with respect to 1,148,821 square feet expiring in 2057. The cost of the land use rights is amortized over the 50-year term of the land use right. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the years ended December 31, 2008 or 2007.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied when the goods are shipped pursuant to a purchase order.

Interest income is recognized when earned.

Advertising

The Company expenses all advertising costs as incurred. There was no advertising expense for the years ended December 31, 2008 and 2007.

Shipping and handling costs - The Company follows Emerging Issues Task Force (“EITF”) No. 00-10, Accounting for Shipping and Handling Fees and Costs.  The Company does not charge its customers for shipping and handling. The Company classifies shipping and handling costs as part of the operating expenses. For the year ended December 31, 2008 and 2007, shipping and handling costs were $415,467 and $120,620.

Segment reporting - Statement of Financial Accounting Standards No 131 (“SFAS 131”), “Disclosure about Segments of an Enterprise and Related Information,” requires use of the “management approach” model for segment reporting. Under this model, segment reporting is consistent with the manner that the Company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company only sells carbon graphite products and sells only to Chinese distributors and end users and is in only one business segment.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC where the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the county of operations.

The Company does not accrue United States income tax since it has no significant operating income in the United States. Its operating subsidiaries are organized and located in the PRC and do not conduct any business in the United States.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, recognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the Company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current government officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of December 31, 2008 is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of December 31, 2008, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Enterprise income tax

On March 16, 2007, the PRC’s parliament, the National People’s Congress, adopted the Enterprise Income Tax Law, which took effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25% except a 15% corporation income tax rate for qualified high technology and science enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the new tax rate within five years after the implementation of this law.

The Company has been recognized as a high technology and science company by the Ministry of Science and Technology of the PRC. Therefore, Xing He District Local Tax Authority in the Nei Mongol province granted tax holiday from 100% of enterprises income tax for 10 years from 2008 through 2018. Afterwards, based on the present tax law and the Company’s status as a high technology and science company, the Company will be subject to a corporation income tax rate of 15% effective in 2019.

The enterprise income tax is calculated on the basis of the statutory profit as defined in the PRC tax laws. This statutory profit computed differently from the Company’s net income under U.S. GAAP.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Value added tax

The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of VAT included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

The Company has been granted an exemption from VAT by the Xing He County People’s Government and Xing He Tax Authority on some products in which an exchange agreement is in place for raw materials and fuel.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that the Company will incur a liability or obligations as a result. A contingent liability, which might occur but is not probable, is not recorded but is disclosed in the notes to the financial statements. The Company will recognize a liability or obligation when it is probable that the Company will incur it.

A contingent asset is an asset, which could possibly arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company. Contingent assets are not recorded but are disclosed in the notes to the financial statements when it is likely that the Company will recognize an economic benefit. When the benefit is virtually certain, the asset is recognized.

Retirement benefit costs - According to PRC regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 15.5% to 21.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

In addition, we are required by Chinese laws to cover employees in China with various types of social insurance. We believe that we are in material compliance with the relevant PRC laws.

Fair value of financial instruments - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007.

Effective January 1, 2008, the Company adopted SFAS 157, Fair Value Measurements (SFAS 157). The adoption of SFAS No. 157 did not have a material impact on the Company’s fair value measurements. The carrying amounts of certain financial instruments, including cash, accounts receivable, notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2008 and December 31, 2007 because of the relatively short-term maturity of these instruments.

Foreign currency translation - The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. Translation adjustments for the year ended December 31, 2008 and 2007 are $2,042,840 and $1,794,923, respectively. The cumulative translation adjustment and effect of exchange rate changes on cash for the year ended December 31, 2008 and 2007 was $29,740 and $176,512, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Asset and liability accounts at December 31, 2008 and December 31, 2007 were translated at 6.8542 RMB to $1.00 USD and at 7.3141 RMB to $1.00 USD, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the year ended December 31, 2008 and 2007 were 6.96225 RMB and 7.6172 RMB to $1.00 USD, respectively. In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Earnings per share - Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive shares of common stock consist of the common stock issuable upon the conversion of convertible debt, preferred stock and warrants. The Company uses if-converted method to calculate the dilutive preferred stock and treasury stock method to calculate the dilutive shares of warrants. For 2008, there were 3,000,000 shares of common stock issuable upon exercise of anti-dilutive warrants.

Accumulated other comprehensive income - The Company follows Statement of Financial Accounting Standards No. 130 (SFAS 130) “Reporting Comprehensive Income” to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the year ended December 31, 2008 and 2007 included net income and foreign currency translation adjustments.

Related parties - Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions with related parties are disclosed in the financial statements.

Reclassification - Certain 2007 amounts have been reclassified to conform to the current year’s financial statements presentation. These reclassifications had no impact on previously reported financial position, results of operations or cash flows.

Recent accounting pronouncements

In December, 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, and SFAS No. 160, “Accounting and Reporting of Noncontrolling interest in Consolidated Financial Statements, an amendment of ARB No. 51” (SFAS No. 160). These new standards will significantly change the financial accounting and reporting of business combination transactions and noncontrolling (or minority) interests in consolidated financial statements. SFAS No. 141(R) and SFAS No. 160 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, the year ended December 31, 2009 for the Company). Management does not expect that the adoption of SFAS 141(R) and 160 will have a material effect on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51” (“SFAS No. 160”), which establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, the year ended December 31, 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, the year ended December 31, 2009 for the Company). Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company will adopt FSP APB 14-1 beginning in the first quarter of 2009, and this standard must be applied on a retroactive basis.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60”. This Statement interprets Statement 60, “Accounting and Reporting by Insurance Enterprises” and amends existing accounting pronouncements to clarify their application to the financial guarantee insurance contracts included within the scope of this Statement. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008 (that is, fiscal 2009 for the Company), and all interim periods within those fiscal years. Management does not expect that this Statement will have an effect on the Company’s consolidated financial statements.

On June 16, 2008, the FASB issued final Staff Position (FSP) No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. As provided in the FSP, unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective commencing in the year ended December 31, 2009. We are currently evaluating the requirements of EITF 03-6-1 as well as the impact of the adoption on our consolidated financial statements.

In June 2008, the FASB issued EITF 08-4, “Transition Guidance for Conforming Changes to Issue No. 98-5.” The objective of EITF 08-4 is to provide transition guidance for conforming changes made to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, that result from EITF 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, and SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008 and has no effect on the Company’s financial statements.

In June 2008, the FASB ratified Emerging Issues Task Force Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity’s Own Stock” (“EITF 07-5”). EITF 07-5 mandates a two-step process for evaluating whether an equity-linked financial instrument or embedded feature is indexed to the entity’s own stock.  Warrants that a company issues that contain a strike price adjustment feature, upon the adoption of EITF 07-5, are no longer being considered indexed to the company’s own stock. Accordingly, adoption of EITF 07-5 will change the current classification (from equity to liability) and the related accounting for such warrants outstanding at that date. EITF 07-5 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of EITF 07-5 will have on its financial statement presentation and disclosures.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact the Company’s financial position or results of operations.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities” (“FSP FAS 140-4 and FIN 46(R)-8”). FSP FAS 140-4 and FIN 46(R)-8 amends FAS 140 and FIN 46(R) to require additional disclosures regarding transfers of financial assets and interest in variable interest entities. FSP FAS 140-4 and FIN 46(R)-8 is effective for interim or annual reporting periods ending after December 15, 2008. FSP FAS 140-4 and FIN 46(R)-8 did not have any impact on the Company’s financial statements.

In January 2009, the FASB issued FSP EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20, and EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets”. FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on “market participant” estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the “market participant” view to a holder’s estimate of whether there has been a “probable” adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1, which is effective for annual reporting periods ending after December 15, 2008, will not have a material impact on the Company’s consolidated financial statements.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S. banks.

The Company is operating in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, trade accounts receivables and inventories, the balances of which are stated on the balance sheet. The Company places its cash in banks located in China. Concentration of credit risk with respect to trade accounts receivables is limited due to the Company’s large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the year ended December 31, 2008, three customers accounted for 10% or more of sales revenues, representing 15.9%, 14.9% and 11.3%, respectively of the total sales. No customer accounted for 10% or more of the Company’s revenue during the year ended December 31, 2007.

As of December 31, 2008 and 2007, the Company had insurance expense of $6,387 and $0 respectively. Accrual for losses is not recognized until such time a loss has occurred.

5.	Income Taxes

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, which took effect on January 1, 2008, domestic and foreign companies pay a unified corporate income tax of 25% except a 15% corporation income tax rate for qualified high technology and science enterprises.

The Company has been granted a 100% tax holiday from enterprises income tax from the Xing He District Local Tax Authority for the ten years 2008 through 2018. This tax holiday could be challenged by higher taxing authorities in the PRC, which could result in taxes and penalties owed for those years. For the years ended December 31, 2008 and 2007, the enterprise income tax at the statutory rates would have been approximately $597,343 and $ 1,186,080, respectively.

A reconciliation of the provision for income taxes with amounts determined by the PRC statutory income tax rate to income before income taxes is as follows:

	2008	2007
Computed tax at the PRC statutory rate of 15% in 2008 and 33% in 2007	$597,343	$1,186,080
Benefit of tax holiday	(597,343)	(1,186,080)
Income tax expenses per books	$-	$-

6.	Trade Accounts Receivable - net

As of December 31, 2008 and 2007, trade accounts receivable consisted of the following:

	2008	2007
Amount outstanding	$4,928,354	$4,868,263
Bad debt provision	(703,944)	-
Net amount	$4,224,410	$4,868,263

For the year ended December 31, 2008, bad debt provision of $693,020 was charged to expenses. Bad debt of $196,620 was written off. For the year ended December 31, 2007, the bad debt expense was $79,095.

7.	Advance to suppliers, net

As of December 31, 2008 and 2007, advance to suppliers consisted of the following:

	2008	2007
Amount outstanding	$1,186,640	$636,660
Bad debt provision	(169,552)	-
Net amount	$1,017,088	$636,660

For the years ended December 31, 2008 and 2007, bad debt provision on advance to suppliers was charged to expenses for $166,921 and $0.

8.	Inventories

As of December 31, 2008 and 2007, inventories consisted of the following:

	2008	2007
Raw materials	$820,250	$1,198,174
Work in process	13,193,750	10,119,774
Finished goods	1,821,719	3,270,125
Repair Parts	53,830	38,854
	$15,889,549	$14,626,927

Raw materials consist primarily of asphalt, petroleum coke, needle coke and other materials used in production. Finished goods consist of graphite electrodes, fine grain graphite and high purity graphite. The costs of finished goods include direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production are also included in the cost of inventory.

9.	Property and Equipment, net

As of December 31, 2008 and 2007, property and equipment consist of the following:

	2008	2007
Building	$7,956,770	$6,320,420
Machinery and equipment	19,515,684	18,234,302
Motor vehicles	40,851	38,282
Construction in progress	2,029,777	-
	29,543,082	24,593,004
Less: Accumulated depreciation	6,509,698	4,971,393
	$23,033,384	$19,621,611

For the years ended December 31, 2008 and 2007, depreciation expense amounted to $1,186,040 and $1,057,085 was charged to cost of goods sold.

10.	Land Use Right

As of December 31, 2008 and 2007, land use rights consist of the following:

	2008	2007
Land Use Right	$3,811,539	$2,944,401
Less: Accumulated amortization	207,214	102,447
	$3,604,325	$2,841,954

For the years ended December 31, 2008 and 2007, amortization expenses were $68,422 and $16,350 respectively.

Future amortization of the land use rights is as follows:

Year ended December 31,
2009	$75,048
2010	75,048
2011	75,048
2012	75,048
2013	75,048
2014 and thereafter	3,229,085
Total	$3,604,325

11.	Stockholders’ equity

(a) Restated Articles of Incorporation

On January 22, 2008, the Company changed its authorized capital stock to 120,000,000 shares of capital stock, of which 20,000,000 shares are shares of preferred stock, par value $0.001 per share, and 100,000,000 shares are shares of common stock, par value $0.001 per share. The restated articles of incorporation give the directors the authority to issue one or more series of preferred stock and to designate the rights, preferences, privileges and limitation of the holders of each set. The board of directors has designated the rights, preferences, privileges and limitation of one series of preferred stock -- the series A convertible preferred stock (“series A preferred stock”).

On December 17, 2007, the Company issued its 3% promissory note in the amount of $1,200,000. Pursuant to the agreement pursuant to which the note was issued, upon the filing of a restated certificate of incorporation which provided for the creation of a series of preferred stock and the filing of a certificate of designation which created the series A preferred stock, the note would automatically be converted into 1,200,499 shares of series A preferred stock and warrants to purchase 3,000,00 shares of common stock at $1.20 per shares and 3,000,00 shares of common stock at $2.00 per share. On January 22, 2008, upon the filing of a restated articles of incorporation and a statement of designation for the series A convertible preferred stock, and the outstanding convertible note was converted into such series A preferred stock and warrants.

The statement of designation for the series A preferred stock provides the following:

•	Each share of series A preferred stock is convertible into one share of common stock, at a conversion price of $1.00, subject to adjustment.
•
While the series A preferred stock is outstanding, if the Company issues common stock at a price or warrants or other convertible securities at a conversion or exercise price which is less than the conversion price then in effect, the conversion price shall be adjusted on a formula basis.

•
While the Series A Preferred Stock is outstanding, without the approval of the holders of 75% of the outstanding shares of Series A Preferred Stock, the Company may not pay cash dividends or other distributions of cash, property or evidences of indebtedness, nor redeem any shares of Common Stock.

•	No dividends are payable with respect to the series A preferred stock.
•
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.00 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

•
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

(b) Warrants

The warrants have terms of five years, and expire December 3, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise only if the underlying shares are not covered by an effective registration statement.

(c) Securities Purchase Agreement

Pursuant to the securities purchase agreement, as amended, relating to the issuance of the 3% convertible notes, in addition to the foregoing:

•
Our directors approved a restatement of our articles of incorporation which would change our corporate name to China Carbon Graphite Group, Inc., change our authorized capital stock to 120,000,000 shares of capital stock, of which 20,000,000 shares would be shares of preferred stock, par value $.001 per share, and 100,000,000 shares would be shares of common stock, par value $.001 per share, and include a statement of designations of the rights of the holders of the series A preferred stock.. The restated articles were filed on January 22, 2008.

•
The Company agreed that, within 90 days after the closing on December 17, 2007, it would have appointed such number of independent directors that would result in a majority of our directors being independent directors and we would have an audit committee composed solely of at least three independent directors and a compensation committee would have a majority of independent directors. The Company is required to pay liquidated damages (i) if the Company fails to have a majority of independent directors 90 days after the closing or (ii) thereafter, if the Company subsequently fails to meet these requirements for a period of 60 days for an excused reason, as defined in the purchase agreement, or 75 days for a reason which is not an excused reason. Liquidated damages are payable in cash or additional shares of series A preferred stock, with the series A preferred stock being valued at the market price of the shares of common stock issuable upon conversion of the series A preferred stock. The liquidated damages are computed in an amount equal to 12% per annum of the purchase price, with a maximum of $144,000. On April 8, 2009, the Company entered into an amendment agreement with XingGuang to: (i) eliminate the Company’s obligation to appoint such number of independent directors that would result in a majority of the Company’s board of directors being comprised of independent directors, and to (ii) eliminate the Company’s obligation to establish board committees that would have been subject to additional independent director requirements.

•
The Company and XingGuang entered into a registration rights agreement pursuant to which we are required to have a registration statement filed with the SEC by March 16, 2008(subsequently extended to December 31, 2010 pursuant to an amendment agreement dated April 7, 2009) and declared effective by the SEC not later than August 13, 2008(subsequently extended to December 31, 2010 pursuant to an amendment agreement dated April 7, 2009). We are required to pay liquidated damages at the rate of 200 shares of series A preferred stock for each day after August 13, 2008(subsequently extended to December 31, 2010 pursuant to an amendment agreement dated April 7, 2009) that the registration statement is not declared effective or for any period that we fail to keep the registration statement effective, up to a maximum of 100,000 shares. The number of shares of series A preferred stock issuable pursuant to the liquidated damages provision is subject to reduction based on the maximum number of shares that can be registered under the applicable SEC guidelines.The registration obligation does not apply to shares that can be sold pursuant to Rule 144 of the Securities and Exchange Commission.

•	XingGuang has a right of refusal on future financings until December 2010.

(d) Cancellation of common stock

In connection with the acquisition of Talent, the Company purchased 1,000,000 shares of common stock from the then principal shareholder. The purchase price was paid in installments, with the final installment being due and paid on June 30, 2008. The Company placed 1,000,000 of the shares of common stock in escrow, and the shares were released from escrow and cancelled.

(e) Deemed Preferred Stock Dividend

Upon filing of the Company’s amended and restated articles of incorporation on January 22, 2008, $1,200,000 of convertible notes were automatically converted into (i) 1,200,499 shares of preferred stock, with each share of series A preferred stock being convertible into one share of common stock and (ii) warrants to purchase 3,000,000 shares of the common stock at $1.20 and 3,000,000 shares at $2.00 per share. At December 17, 2007, the fair value of the warrants used to calculate the intrinsic value of the conversion option was estimated at $3,831,900 and was computed using the Black-Scholes option-pricing model based on the assumed issuance of the warrants on the date the notes were issued. Variables used in the option-pricing model include (1) risk-free interest rate at the date of grant (3.5%), (2) expected warrant life of 5 years, (3) expected volatility of 100%, and (4) 0% expected dividend.   The Company used the market price of its common stock at December 17, 2007, $0.95 per share, and computed the effective preferred stock conversion price to be $0.24 per share. The resulting intrinsic value of the conversion feature was $854,300 reported as a deemed dividend.

As the series A preferred stock does not provide for redemption by the Company or have a finite life, upon the conversion to preferred stock, a one-time preferred stock deemed dividend of $854,300 was recognized immediately as a non-cash charge. The deemed preferred stock dividend of $854,300 has been recorded as additional paid-in capital and a reduction to retained earnings.

12.	Short-term bank loans

As of December 31, 2008 and 2007, short term loans consisted of the following:

	2008	2007
Bank loans dated July 17, 2008, due May 6, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	$656,532	$-
Bank loans dated July 17, 2008, due May 25, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	1,167,167	-
Bank loans dated July 17, 2008, due June 15, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	1,167,167	-
Bank loans dated July 17, 2008, due July 1, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	1,167,167	-
Bank loans dated July 17, 2008, due July 13, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	729,481	-
Bank loans dated June 12, 2007, due June 10, 2008 with an interest rate of 8.541%, interest payable monthly, secured by property and equipment and land use rights	-	683,611
Bank loan dated June 22, 2007, due June 20, 2008 with an interest rate of 7.227%, interest payable quarterly, secured by equipment and land use rights	-	5,332,167
	$4,887,514	$6,015,778

13.	Notes payable

As of December 31, 2008 and 2007, notes payable consisted of the following:

	2008	2007
Notes payable to former principal shareholders pursuant to the buyback agreements in relation to the reverse acquisition.	$-	$700,000

14.	Long-term bank loan

	2008	2007
Bank loans dated October 10, 2008, due October 9, 2011 with an interest rate of 6.75%, interest payable monthly.	$5,106,358	$-
Less: current portion	(1,896,647)	-
Non-current portion	$3,209,711	$-

15.	Related party transactions

Prior to December 31, 2007, Xingyong had borrowed money from Dengyong Jin, who is the principal stockholder of Xingyong and Xingyong’s chief executive officer.  As of December 31, 2007, the Company had an outstanding advance of $4,543,648 from Dengyong Jin. The advance was unsecured and bears no interest. The advance was repaid in full in October 2008. The average balance outstanding was approximately $4.7 million in 2008 and $4.8 million in 2007.

See Note 2 for information relating to contracts between the Company and Xingyong.

In October 2008, our VIE affiliate Xingyong had an advance of RMB 35,000,000 (approximately $5.1 million) to Beijing Royal Yiyuan Inc (“Royal”), a company owned by our principal shareholder Dengyong Jin.

Xingyong had borrowed money from Dengyong Jin, who is the principal stockholder of Xingyong. The amount due to Dengyong Jin was approximately $3,758,000 when Xingyong made the $5.1 million advance to Royal. In a written agreement, with the consent of three parties, Dengyong Jin, Xingyong and Royal unanimously agreed the terms as follows:

(i)	Royal agreed to assume Xingyong’s debt to Dengyong Jin in the amount of approximately $3,758,000. In exchange, Xingyong will reduce $3,758,000 from Royal’s debt obligation of $5.1 million to Xingyong.

Xingyong had borrowed money from Fengying Xue, who was not a related party to Xingyong. The amount due to Fengying Xue was approximately $1,058,000 when Xingyong made the $5.1 million advance to Beijing Royal Yiyuan Inc. In a written agreement, with the consent of three parties, Fengying Xue, Xingyong and Royal unanimously agreed the terms as follows:

(i)
Royal agreed to assume Xingyong’s debt of approximately $1,058,000 to Fengying Xue. In exchange, Xingyong will reduce the approximate amount of $1,058,000 from Royal’s debt obligation of $5.1 million to Xingyong.

The two transactions above resulted in a deduction of Royal’s debt to Xingyong in the total amount of $4,816,000. As a result, Royal’s remaining debt to Xingyong was approximately $290,000 as of December 31, 2008. This balance was paid off on April 10, 2009.

The two transactions above also resulted in a cancellation of Xingyong’s debt to Dengyong Jin in the amount of approximately $3,758,000 and a cancellation of Xingyong’s debt to Fengying Xue in the amount of approximately $1,058,000. As of December 31, 2008, Xingyong had no payable to Dengyong Jin and Fengying Xue.

16.	Contingencies and commitments

As mentioned in Note 2, as Talent failed to effect the initial 20% or $800,000 investment in Yongle by December 12, 2007 or obtain an extension to effect such payment, the Government can always give notice to Talent to cancel the business license of Yongle and cancel the investment.  As such, Yongle would cease to be a subsidiary and thus all VIEs would be detached.

If ever the Company fails to pay up the total investment of $4,000,000 on or before September 12, 2009, the Government can also give notice to Talent to cancel the business license of Yongle and cancel the investment.

Management indicates that the Company would be able to obtain additional capital by then to have the investment money fully paid.

China Carbon Graphite Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2009 (Unaudited)	December 31, 2008 (Audited)

ASSETS

Current Assets
Cash and cash equivalents	$6,047,977	$51,799
Trade accounts receivable, net	6,202,127	4,224,410
Notes receivable	294,255	27,720
Other receivables	1,366,607	150,694
Advance to related party	-	290,409
Advance to suppliers, net	654,831	1,017,088
Inventories	16,583,565	15,889,549
Prepaid expenses	47,215	-
Total current assets	31,196,577	21,651,669

Property and equipment, net	21,528,739	21,003,607

Construction in progress	4,671,340	2,029,777

Land use rights, net	3,555,759	3,604,324
	$60,952,415	$48,289,377

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,176,342	$1,253,265
Advance from customers	939,399	640,346
Trade notes payable	5,850,006	-
Short term bank loans	8,548,321	4,887,514
Long term bank loan - current portion	1,608,752	1,896,647
Taxes payable	147,807	362,298
Other payables	1,023,934	551,096
Total current liabilities	20,294,561	9,591,166

Long Term Liabilities
Long term bank loan - non-current portion	2,193,752	3,209,711
Other payable - non-current portion	773,720	-
Total long-term liabilities	2,967,472	3,209,711

Total liabilities	$23,262,033	$12,800,877

Stockholders’ Equity
Convertible preferred stock, par value $0.001 per share,
authorized 20,000,000 shares, issued and outstanding 0 and 1,200,499
shares at September 30,2009 and December 31, 2008, respectively	$250	$1,200
Common stock authorized 100,000,000 shares $0.001 par
value; issued and outstanding 15,501,411 and 12,218,412 shares
at September 30, 2009 and December 31, 2008, respectively	15,251	12,218
Additional paid-in capital	8,966,244	8,690,426
Accumulated other comprehensive income	5,115,757	4,991,113
Retained earnings	23,592,880	21,793,543
Total stockholders’ equity	37,690,382	35,488,500

Total liabilities and stockholders’ equity	$60,952,415	$48,289,377

The accompanying notes are an integral part of these financial statements.

China Carbon Graphite Group, Inc and subsidiaries

Consolidated Statements of Income and Comprehensive Income (Unaudited)

	Nine months ended
	September 30,
	2009	2008

Sales	$12,131,938	$21,160,851

Cost of Goods Sold	9,012,935	15,567,633
Gross Profit	3,119,003	5,593,218

Operating Expenses
Selling expenses	332,016	439,004
General and administrative	675,932	575,936
Depreciation and amortization	57,275	49,399
	1,065,223	1,064,339
Operating Income Before Other Income (Expense)
and Income Tax Expense	2,053,780	4,528,879

Other Income (Expense)
Other income	545,122	224,705
Other expenses	(1,462)	(11,431)
Interest income	-	910
Interest expense	(761,586)	(413,039)
	(217,926)	(198,855)
Income Before Income Tax Expense	1,835,854	4,330,024
Income tax expense	-	-
Net income	1,835,854	4,330,024
Deemed preferred stock dividend	-	(854,300)
Net income available to common shareholders	1,835,854	3,475,724
Comprehensive income
Net income	1,835,854	4,330,024
Other comprehensive income
Foreign currency translation gain	124,645	2,064,524
Total Comprehensive Income	$1,960,499	$6,394,548

Share data
Basic earnings per share	0.13	$0.27
Diluted earnings per share	0.13	$0.18
Weighted average common shares outstanding, Basic	13,800,052	12,716,587

Weighted average common shares outstanding, diluted	14,392,450	19,365,223

The accompanying notes are an integral part of these financial statements.

China Carbon Graphite Group, Inc and subsidiaries

Consolidated Statements of Income and Comprehensive Income (Unaudited)

	Three months ended
	September 30,
	2009	2008

Sales	$5,580,776	$7,509,072

Cost of Goods Sold	4,055,953	5,384,214
Gross Profit	1,524,823	2,124,858

Operating Expenses
Selling expenses	14,102	269,002
General and administrative	218,522	177,019
Depreciation and amortization	19,096	18,672
	251,720	464,693
Operating Income Before Other Income (Expense)
and Income Tax Expense	1,273,103	1,660,165

Other Income (Expense)
Other income	19,053	11,032
Other expenses	-	(120)
Interest income	-	493
Interest expense	(356,891)	(143,482)
	(337,838)	(132,077)

Income Before Income Tax Expense	935,265	1,528,088

Income tax expense	-	-

Net income	935,265	1,528,088
Comprehensive income
Net income	935,265	1,528,088

Other comprehensive income
Foreign currency translation gain	75,900	84,634
Total Comprehensive Income	$1,011,165	$1,612,722

Share data

Basic earnings per share	$0.06	$0.13

Diluted earnings per share	$0.06	$0.08

Weighted average common shares outstanding, basic	15,002,785	12,218,412

Weighted average common shares outstanding, diluted	15,085,202	19,418,911

The accompanying notes are an integral part of these financial statements.

China Carbon Graphite Group, Inc and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30,
	2009	2008

Cash flows from operating activities
Net Income	$1,835,855	$4,330,024
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	1,021,937	954,924
Share based compensation	108,000	-
Change in operating assets and liabilities
Accounts receivable	(1,966,455)	(680,934)
Notes receivable	(266,331)	258,703
Other receivables	(1,214,925)	323,933
Advance to suppliers	364,539	(209,088)
Inventories	(655,104)	(1,618,729)
Prepaid expenses	(47,200)	(30,487)
Accounts payable and accrued expenses	920,089	(36,385)
Non-current accounts payable	773,324	-
Advance from customers	297,347	899,273
Trade notes payable	5,847,013	-
Taxes payable	(215,260)	78,661
Other payables	471,259	508,451
Net cash provided by operating activities	7,274,088	4,778,346
Cash flows from investing activities
Acquisition of property and equipment	(1,438,549)	(132,731)
Construction in progress	(2,635,286)	(2,625,861)
Additional payment for land use rights		(653,028)
Net cash used in investing activities	(4,073,835)	(3,411,620)
Cash flows from financing activities
Issuance of common stock for cash	67,900	-
Repayment of bank loans	(2,784,640)	-
Proceeds from bank loans	5,116,136	-
Repayment from related party	290,965	-
Repayment to related party	-	(28,353)
Repayment of notes payable	-	(1,506,456)
Net cash provided by (used in) financing activities	2,690,362	(1,534,809)
Effect of exchange rate fluctuation	105,563	215,688
Net increase in cash	5,996,178	47,605
Cash and cash equivalents at beginning of period	51,799	4,497
Cash and cash equivalents at end of period	$6,047,977	$52,102
Supplemental disclosure of cash flow information
Interest paid	$761,586	$413,039
Income taxes paid	$-	$-
Non-cash financing and investing activities:
Deemed preferred stock dividend	$-	$854,300
Issuance of common stock for consulting fee	$108,000	$-

The accompanying footnotes are an integral part of these financial statements.

China Carbon Graphite Group, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
For the three months and nine months ended September 30, 2009

1. ORGANIZATION AND BUSINESS

China Carbon Graphite Group, Inc. (the “Company”), is a Nevada corporation, incorporated on February 13, 2003 under the name Achievers Magazine Inc.  The Company’s corporate name was changed to China Carbon Graphite Group, Inc. on January 30, 2008.

The Company is the sole stockholder of Talent International Investment Limited (“Talent”), a British Virgin Islands corporation, which is the sole stockholder of Xinghe Yongle Carbon Co., Ltd. (“Yongle”), a company organized under the laws of the People’s Republic of China (the “PRC”).

Yongle is a party to a series of contractual arrangements with Xinghe Xingyong Carbon Co., Ltd. (“Xingyong”), a corporation organized under the laws of the PRC.  These agreements give the Company the ability to operate and manage the business of Xingyong and to derive the profit (or sustain the loss) from Xingyong’s business. As a result, the operations of Xingyong are consolidated with those of the Company for financial reporting purposes. The relationship among the above companies as follows:

The Company manufactures graphite electrodes, fine grain graphite, high purity graphite and other carbon derived products.

Stock distribution

On January 22, 2008, the Company effected a 1.6-for-one stock distribution whereby each share of common stock became converted into 1.6 shares of common stock. All references to share and per share information in these financial statements reflect this stock distribution.

2. BASIS OF PREPARATION OF FINANCIAL STATEMENTS

Management acknowledges its responsibility for the preparation of the accompanying interim condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its condensed consolidated financial position and the results of its operations for the interim period presented. These condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Company’s Form 10-K annual report for the year ended December 31, 2008.

The accompanying unaudited condensed consolidated financial statements for China Carbon Graphite Group, Inc., its subsidiaries and variable interest entity, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole.

The Company maintains its books and accounting records in Renminbi (“RMB”), and its reporting currency is United States dollars.

The financial statements have been prepared in order to present the financial position and results of operations of the Company, its subsidiaries and Xingyong, which is an affiliated company whose financial condition is consolidated with the Company pursuant to Accounting Standard Codification (ASC) Topic 810-10, formerly known as FIN 46R, in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Yongle is a party to a series of contractual arrangements with Xingyong. These agreements include a management agreement pursuant to which 80% to 100% of Xingyong’s net income after deduction of necessary expenses, if any, is paid to Yongle and Yongle is responsible for paying Xingyong’s obligations incurred in connection with its business. For the years ended December 31, 2008 and 2007, Xingyong paid 100% of net income to Yongle.,Yongle manages and controls all of the funds of Xingyong. Yongle also has the right to purchase Xingyong’s equipment and patents and lease its manufacturing plants, land and remaining equipment. This agreement is designed so that Yongle can conduct its business in China. Pursuant to two other agreements, the sole stockholder of Xingyong, who was, at the time of the transaction, the Company’s chief executive officer, has pledged all of his equity in Xingyong as security for performance of Xingyong’s obligations to Yongle. As a result, Xingyong is considered a variable interest entity.

Yongle’s business license was issued on September 13, 2007. According to PRC rules and regulations, Talent was required to pay 20% of its capital investment in Yongle, or $800,000, within three months, which would have been due on December 12, 2007, and the remaining 80%, or $3,200,000, within two years from the date of issuance of business license, which would have been September 12, 2009.  On May 21, 2009, the Company’s board of directors approved the reduction of Talent’s investment in Yongle from $4,000,000 to $100,000 and the reduction of Yongle’s registered capital from $4,000,000 to $100,000. The Company believes that these actions effectively eliminated possible fines or penalties by the PRC business bureau that could result from the Company’s failure to pay the registered capital when required.  All governmental approval to the reduction in capital was obtained and the Talent paid the $100,000 investment to Yongle in full in August 2009.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates - The preparation of these financial statements in conformity with US GAAP requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired property, equipment and intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying balance sheet for cash and cash equivalents approximate their fair value. Most of the Company’s cash is held in bank accounts in the PRC and is not protected by FDIC insurance or any other similar insurance. The Company’s bank account in the US is protected by FDIC insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overhead, taking into account the stage of completion.

Accounts receivable - Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Buildings	25 - 40 years
Machinery and equipment	10 - 20 years
Motor vehicles	5 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment recorded during the nine months ended at September 30, 2009 and 2008.

Construction in progress - Construction in progress represents the costs incurred in connection with the construction of buildings or additions to the Company’s plant facilities. No depreciation is provided for construction in progress until such time as the assets are completed and placed into service.

Land use rights - There is no private ownership of land in the PRC. The Company has acquired land use rights to a total of 2,356,209 square feet, on which a 290,626 square feet facility is located. The land use rights have terms of 50 years, with the land use right relating to 1,207,388 square feet expiring in 2050 and the land use right with respect to 1,148,821 square feet expiring in 2057. The cost of the land use rights is amortized over the 50-year term of the land use right. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount.

Income recognition - Revenue is recognized in accordance with ASC 605-25, Revenue Recognition of Financial Statements, formerly known as Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied when the goods are shipped pursuant to a purchase order.

Interest income is recognized when earned.

Advertising - The Company expenses all advertising costs as incurred. There was no advertising expense for the nine months ended September 30, 2009 and $7,400 for 2008.

Shipping and handling costs - The Company follows ASC 605-45, Handling Costs, Shipping Costs, formerly known as Emerging Issues Task Force (“EITF”) No. 00-10, Accounting for Shipping and Handling Fees and Costs.  The Company does not charge its customers for shipping and handling. The Company classifies shipping and handling costs as part of the operating expenses. For the nine months ended September 30, 2009 and 2008, shipping and handling costs were $318,604 and $396,119, respectively, and for the three months ended September 30, 2009 and 2008, these costs were $9,867 and $243,643, respectively.

Segment reporting - ASC 280, “Segment Reporting”, formerly known as Statement of Financial Accounting Standards (“SFAS”) No 131, “Disclosure about Segments of an Enterprise and Related Information,” requires use of the “management approach” model for segment reporting. Under this model, segment reporting is consistent with the manner that the Company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

The Company only sells carbon graphite products and sells only to Chinese distributors and end users and is in only one business segment.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC where the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the county of operations.

The Company does not accrue United States income tax since it has no operation in the United States. Its operating subsidiaries are organized and located in the PRC and do not conduct any business in the United States.

In 2006, the Financial Accounting Standards Board (FASB) issued ASC Topic 740 Income Taxes, formerly known as  FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, recognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the Company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. The Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current government officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of September 30, 2009 is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of September 30, 2009, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the Company’s results of operations, financial condition or cash flows.

Enterprise income tax - On March 16, 2007, the PRC’s parliament, the National People’s Congress, adopted the Enterprise Income Tax Law, which took effect on January 1, 2008. The new income tax law sets unified income tax rate for domestic and foreign companies at 25% except a 15% corporation income tax rate for qualified high technology and science enterprises. In accordance with this new income tax law, low preferential tax rate in accordance with both the tax laws and administrative regulations prior to the promulgation of this Law shall gradually transit to the new tax rate within five years after the implementation of this law.

The Company has been recognized as a high technology and science company by the Ministry of Science and Technology of the PRC. Therefore, Xing He District Local Tax Authority in the Nei Mongol province granted tax holiday from 100% of enterprises income tax for 10 years from 2008 through 2018. Afterwards, based on the present tax law and the Company’s status as a high technology and science company, the Company will be subject to a corporation income tax rate of 15% effective in 2019.

The enterprise income tax is calculated on the basis of the statutory profit as defined in the PRC tax laws. This statutory profit computed differently from the Company’s net income under U.S. GAAP.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Value added tax - The Provisional Regulations of the PRC Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax (“VAT”) is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

VAT payable in the PRC is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of VAT included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

The Company has been granted an exemption from VAT by the Xing He County People’s Government and Xing He Tax Authority on some products in which an exchange agreement is in place for raw materials and fuel.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that the Company will incur a liability or obligations as a result. A contingent liability, which might occur but is not probable, is not recorded but is disclosed in the notes to the financial statements. The Company will recognize a liability or obligation when it is probable that the Company will incur it.

A contingent asset is an asset, which could possibly arise from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company. Contingent assets are not recorded but are disclosed in the notes to the financial statements when it is likely that the Company will recognize an economic benefit. When the benefit is virtually certain, the asset is recognized.

Retirement benefit costs - According to PRC regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the remaining 15.5% to 21.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program.

In addition, the Company is required by Chinese laws to cover employees in China with various types of social insurance. The Company believes that it is in material compliance with the relevant PRC laws.

Fair value of financial instruments - In September 2006, the FASB issued ASC 820, Fair Value Measurements and Disclosures, formerly known as SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS No. 157 are effective for the fiscal years beginning after November 15, 2007.

Effective January 1, 2008, the Company adopted SFAS No. 157. The adoption of SFAS No. 157 did not have a material impact on the Company’s fair value measurements. The carrying amounts of certain financial instruments, including cash, accounts receivable, notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of September 30, 2009 and December 31, 2008 because of the relatively short-term maturity of these instruments.

Foreign currency translation - The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. Translation adjustments for the nine months ended September 30, 2009 and 2008 are $124,645 and $2,064,524, respectively.

The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2009 and 2008 was $105,563 and $215,687, respectively. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Asset and liability accounts at September 30, 2009 and December 31, 2008 were translated at 6.8376 RMB to $1.00 USD and at 6.8542 RMB to $1.00 USD, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the nine months ended September 30, 2009 and 2008 were 6.8425 RMB and 6.9989 RMB to $1.00 USD, respectively. In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Earnings per share - Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Potentially dilutive shares of common stock consist of the common stock issuable upon the conversion of convertible debt, preferred stock and warrants. The Company has outstanding warrants to purchase 125,000 shares of common stock at an exercise price of $2.0 per share. The Company uses if-converted method to calculate the dilutive preferred stock and treasury stock method to calculate the dilutive shares issuable upon exercise of warrants

The following table sets forth the computation of the number of net income per share for the nine months ended September 30, 2009 and 2008.

	Nine Months Ended September 30,
	2009	2008
Weighted average shares of common stock outstanding (basic)	13,800,052	12,716,587
Shares issuable upon conversion of series A preferred stock	612,625	1,200,499
Shares issuable upon exercise of warrants	-	6,000,000
Weighted average shares of common stock outstanding (diluted)	14,392,450	19,365,223
Net income available to common shareholders	$.13	$.27
Net income per shares of common stock (diluted)	$.13	$.18

For the nine months ended September 30, 2009, the Company did not include any shares of common stock issuable upon exercise of warrants, since such issuance would be antidilutive.

Accumulated other comprehensive income - The Company follows ASC 220 “Comprehensive Income”, formerly known as SFAS No. 130, “Reporting Comprehensive Income”, to recognize the elements of comprehensive income. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the nine months ended September 30, 2009 and 2008 included net income and foreign currency translation adjustments.

Related parties - Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions with related parties are disclosed in the financial statements.

Subsequent events - For purposes of determining whether a post-balance sheet event should be evaluated to determine whether it has an effect on the financial statements for the period ending September 30, 2009, subsequent events were evaluated by the Company as of November 16, 2009, the date on which the unaudited condensed consolidated financial statements at and for the quarter ended September 30, 2009, were available to be issued.

Recent accounting pronouncements

In December, 2007, the FASB issued ASC 805 “Business Combinations”, formerly known as SFAS No. 141(R) “Business Combinations”. SFAS No. 141(R) requires an acquiring entity to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, and applies to a wider range of transactions or events. SFAS No. 141(R) is effective for fiscal years beginning on or after December 15, 2008 and early adoption and retrospective application is prohibited. Effective January 1, 2009. ASC 805 revised SFAS No. 141(R) and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The adoption of SFAS 141(R) does not have a material effect on the Company’s condensed consolidated financial statements.

In June 2009, the FASB issued ASC 810, “Consolidation”, formerly known as SFAS No. 167, a revision to FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities”, and will change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. Under SFAS No. 167, determining whether a company is required to consolidate an entity will be based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or January 1, 2010 for companies reporting earnings on a calendar-year basis. The Company is in the process of evaluating the effect, if any, the adoption of SFAS No. 167 will have on the Company’s financial statements.

In March 2008, the FASB issued ASC 815, “Derivatives and Hedging”, formerly known as  SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities – An Amendment of FASB Statement No. 133”, which changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement will be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 (that is, the year ended December 31, 2009 for the Company). This Statement does not have an effect on the Company’s condensed consolidated financial statements.

In May 2008, the FASB issued ASC 470-20, “Debt with conversion and other options”, formerly known as  FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”. FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants. Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company adopted FSP APB 14-1 beginning in the first quarter of 2009, and this standard must be applied on a retroactive basis. This Statement does not have an effect on the Company’s condensed consolidated financial statements.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active” (FSP 157-3), which clarifies the application of ASC 820, “Fair Value Measurement Disclosures”, formerly known as SFAS No. 57, when the market for a financial asset is inactive. Specifically, FSP 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company adopted the provisions of FSP 157-3, which did not impact the Company’s financial position or results of operations.

In May 2009, the FASB issued ASC 855, “Subsequent Events”, formerly known as SFAS No. 165. SFAS No. 165 is intended to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for selecting that date, that is, whether that date represents the date the financial statements were issued or were available to be issued. SFAS 165 No. is effective for interim or annual financial periods ending after June 15, 2009. The Company adopted this statement for the financial statements since the quarter ended June 30, 2009.

In June 2009, the FASB issued ASC 860, “Transfers and servicing”, formerly known as SFAS No. 166, a revision to SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and will require more information about transfers of financial assets and where companies have continuing exposure to the risks related to transferred financial assets. SFAS 166 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or January 1, 2010 for companies reporting earnings on a calendar-year basis. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In June 2009, the FASB issued ASC 810, “Consolidation”, formerly known as SFAS No. 167, a revision to FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, and will change how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. Under SFAS No. 167, determining whether a company is required to consolidate an entity will be based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS No. 167 is effective at the start of a company’s first fiscal year beginning after November 15, 2009, or January 1, 2010 for companies reporting earnings on a calendar-year basis. The Company is in the process of evaluating the effect, if any, the adoption of SFAS No. 167 will have on the Company’s financial statements

In June 2009, the FASB issued SFAS No. 168, “The Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) and the Hierarchy of Generally Accepted Accounting Principles (GAAP) - a replacement of SFAS No. 162” (SFAS 168), which establishes the FASB ASC as the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. As a result of the adoption of SFAS 168, the majority of references to historically issued accounting pronouncements are now superseded by references to the FASB ASC, with no financial impact.

4. CONCENTRATION OF BUSINESS AND CREDIT RISK

Most of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S. banks. The Company’s bank account in US is covered by FDIC insurance.

The Company is operating in the PRC, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, trade accounts receivables and inventories, the balances of which are stated on the balance sheet. The Company places its cash in banks located in China. Concentration of credit risk with respect to trade accounts receivables is limited due to the Company’s large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the nine months ended September 30, 2009, two customers accounted for 10% or more of sales revenues, representing 27.4% and 25.1%, respectively of the total sales. No customer accounted for 10% or more of the Company’s revenue during the nine months ended September 30, 2008.  As of September 30, 2009, there were three customers that constitute 21.1%, 12.86% and 10.1%, respectively of the accounts receivable. As of December 31, 2008, there were three customers that accounted for 22.7%, 14.8%, and 12.5% respectively of the accounts receivable.

For the nine months ended September 30, 2009 and 2008, the Company had insurance expense of $2,132 and $5,778 respectively. Accrual for losses is not recognized until such time a loss has occurred.

5. INCOME TAXES

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, which took effect on January 1, 2008, domestic and foreign companies pay a unified corporate income tax of 25% except a 15% corporation income tax rate for qualified high technology and science enterprises.

The Company has been granted a 100% tax holiday from enterprises income tax from the Xing He District Local Tax Authority for the ten years 2008 through 2018. This tax holiday could be challenged by higher taxing authorities in the PRC, which could result in taxes and penalties owed for those years. For the nine months ended September 30, 2009 and 2008, the enterprise income tax at the statutory rates would have been approximately $310,041 and $648,504, respectively, and for the three months ended September 30, 2009 and 2008, the enterprise income tax at the statutory rates would have been approximately $137,784 and $356,359, respectively.

A reconciliation of the provision for income taxes with amounts determined by the PRC statutory income tax rate to income before income taxes is as follows:

	Nine months ended September 30,
	2009	2008
Computed tax at the PRC statutory rate of 15%	$310,041	$648,504
Benefit of tax holiday	(310,041)	(648,504)
Income tax expenses per books	$-	$-

	Three months ended September 30,
	2009	2008
Computed tax at the PRC statutory rate of 15%	$137,784	$356,359
Benefit of tax holiday	(137,784)	(356,359)
Income tax expenses per books	$-	$-

6. TRADE ACCOUNTS RECEIVABLE - NET

As of September 30, 2009 and December 31, 2008, trade accounts receivable consisted of the following:

	September 30, 2009	December 31, 2008
Amount outstanding	$6,907,780	$4,928,354
Bad debt provision	(705,653)	(703,944)
Net amount	$6,202,127	$4,224,410

For the nine months ended September 30, 2009, $26,810 was charged to bad debt provision. For the three and nine months ended September 30, 2008, no bad debt provision was provided.

7. ADVANCE TO SUPPLIERS, NET

As of September 30, 2009 and December 31, 2008, advance to suppliers consisted of the following:

	September 30, 2009	December 31, 2008
Amount outstanding	$824,795	$1,186,640
Bad debt provision	(169,964)	(169,552)
Net amount	$654,831	$1,017,088

For the three and nine months ended September 30, 2009 and 2008, no additional bad debt provision on advance to suppliers was charged to expenses.

8. INVENTORIES

As of September 30, 2009 and December 31, 2008, inventories consisted of the following:

	September 30, 2009	December 31, 2008
Raw materials	$1,450,304	$820,250
Work in process	13,413,482	13,193,750
Finished goods	1,665,919	1,821,719
Repair Parts	53,960	53,830
	$16,583,565	$15,889,549

Raw materials consist primarily of asphalt, petroleum coke, needle coke and other materials used in production. Finished goods consist of graphite electrodes, fine grain graphite and high purity graphite. The costs of finished goods include direct costs of raw materials as well as direct labor used in production. Indirect production costs such as utilities and indirect labor related to production are also included in the cost of inventory.

9. PROPERTY AND EQUIPMENT, NET

As of September 30, 2009 and December 31, 2008, property and equipment consist of the following:

	September 30, 2009	December 31, 2008
Building	$7,871,298	$7,956,770
Machinery and equipment	21,107,137	19,515,684
Motor vehicles	40,950	40,851
	29,019,385	27,513,305
Less: Accumulated depreciation	7,094,646	6,509,698
	$21,528,739	$21,003,607

For the nine months ended September 30, 2009 and 2008, depreciation expense amounted to $635,329 and $601,822 was charged to cost of goods sold. For the three months ended September 30, 2009 and 2008, depreciation expense amounted to $326,054 and $294,373 was charged to cost of goods sold.

10. LAND USE RIGHT

As of September 30, 2009 and December 31, 2008, land use rights consist of the following:

	September 30, 2009	December 31, 2008
Land Use Right	$3,819,407	$3,811,539
Less: Accumulated amortization	263,648	207,215
	$3,555,759	$3,604,324

For the nine months ended September 30, 2009 and 2008, amortization expenses were $57,275 and $30,727, respectively. For the three months ended September 30, 2009 and 2008, amortization expenses were $19,096 and $15,587, respectively.

Future amortization of the land use rights is as follows:

12-month period ended September 30,
2010	$76,420
2011	76,420
2012	76,420
2013	76,420
2014	76,420
2015 and thereafter	3,173,659
Total	$3,555,759

11. STOCKHOLDERS’ EQUITY

(a) Restated Articles of Incorporation

On January 22, 2008, the Company changed its authorized capital stock to 120,000,000 shares of capital stock, of which 20,000,000 shares are shares of preferred stock, par value $0.001 per share, and 100,000,000 shares are shares of common stock, par value $0.001 per share. The restated articles of incorporation give the directors the authority to issue one or more series of preferred stock and to designate the rights, preferences, privileges and limitation of the holders of each set. The board of directors has designated the rights, preferences, privileges and limitation of one series of preferred stock -- the series A convertible preferred stock (“series A preferred stock”).

On December 17, 2007, the Company issued its 3% promissory note in the amount of $1,200,000. Pursuant to the agreement pursuant to which the note was issued, upon the filing of restated articles of incorporation which provided for the creation of a series of preferred stock and the filing of a certificate of designation which created the series A preferred stock, the note would automatically be converted into 1,200,499 shares of series A preferred stock and warrants to purchase 3,000,000 shares of common stock at $1.20 per share and 3,000,000 shares of common stock at $2.00 per share. On January 22, 2008, upon the filing of restated articles of incorporation and a statement of designation for the series A convertible preferred stock, and the outstanding convertible note was converted into such series A preferred stock and warrants.

The statement of designation for the series A preferred stock provides the following:

•	Each share of series A preferred stock is convertible into one share of common stock, at a conversion price of $1.00, subject to adjustment.
•
While the series A preferred stock is outstanding, if the Company issues common stock at a price or warrants or other convertible securities at a conversion or exercise price which is less than the conversion price then in effect, the conversion price shall be adjusted on a formula basis.

•
While the Series A Preferred Stock is outstanding, without the approval of the holders of 75% of the outstanding shares of Series A Preferred Stock, the Company may not pay cash dividends or other distributions of cash, property or evidences of indebtedness, nor redeem any shares of Common Stock.

•	No dividends are payable with respect to the series A preferred stock.
•
Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $1.00 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

•
The holders of the series A preferred stock have no voting rights. However, so long as any shares of series A preferred stock are outstanding, the Company shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter or amend the certificate of designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock, (c) amend our articles of incorporation or other charter documents in breach of any of the provisions thereof, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing

During the nine months ended September 30, 2009, we issued 950,499 shares of common stock upon conversion o f 950,499 shares of series A preferred stock.  At September 30, 2009, 250,000 shares of series A preferred stock were outstanding.

(b) Deemed Preferred Stock Dividend

Upon filing of the Company’s amended and restated articles of incorporation on January 22, 2008, $1,200,000 of convertible notes were automatically converted into (i) 1,200,499 shares of preferred stock, with each share of series A preferred stock being convertible into one share of common stock and (ii) warrants to purchase 3,000,000 shares of the common stock at $1.20 and 3,000,000 shares at $2.00 per share. At December 17, 2007, the fair value of the warrants used to calculate the intrinsic value of the conversion option was estimated at $3,831,900 and was computed using the Black-Scholes option-pricing model based on the assumed issuance of the warrants on the date the notes were issued. Variables used in the option-pricing model include (1) risk-free interest rate at the date of grant (3.5%), (2) expected warrant life of 5 years, (3) expected volatility of 100%, and (4) 0% expected dividend.   The Company used the market price of its common stock at December 17, 2007, $0.95 per share, and computed the effective preferred stock conversion price to be $0.24 per share. The resulting intrinsic value of the conversion feature was $854,300 reported as a deemed dividend.

As the series A preferred stock does not provide for redemption by the Company or have a finite life, upon the conversion to preferred stock, a one-time preferred stock deemed dividend of $854,300 was recognized immediately as a non-cash charge. The deemed preferred stock dividend of $854,300 has been recorded as additional paid-in capital and a reduction to retained earnings in 2008.

(c) Stock Issuances; Warrants

On July 29, 2009, the Company issued 887,500 shares of common stock in connection with the cancellation of warrants to purchase 3,000,000 shares of common stock at $1.20 per share and 2,875,000 shares of common stock at $2.00 per share.  As a result, there remain outstanding warrants to purchase 125,000 shares at $2.00 per share. The warrants expire December 3, 2012 and provide a cashless exercise feature which can only be exercised if the underlying shares are not covered by an effective registration statement.

We estimated the fair value of the warrants that were canceled at $825,896 using the Black-Scholes option valuation model. Variables used in the option-pricing model include (i) expected terms of warrants life of 3.4 years (ii) the weighted-average assumption of a risk free interest rate of 2.20% based on the yield available on a U.S. Treasury note with a term equal to the estimated term (iii) the expected volatility of 28% equals to the historical volatility of the Company’s share price. The fair value of the common stock issued was $834,125. Since the fair value of the warrants cancelled approximate the fair value of the common stocks, no additional non-cash expense was recorded.

Pursuant to a consulting agreement dated February 9, 2009, with Ventana Capital Partners, the Company issued to Ventana 750,000 shares of common stock.  Pursuant to an agreement dated July 22, 2009, with Ventana, the Company issued to Ventana 375,000 shares of common stock.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation 506 of the SEC thereunder.

In March 2009, the Company sold 70,000 shares of common stock to one investor at a purchase price of $1.00 per share, for a total of $70,000.  The Company paid $2,100 as a commission to a finder. The shares were issued pursuant to Regulation S under the Securities Act.

12. SHORT-TERM BANK LOANS

As of September 30, 2009 and December 31, 2008, short term loans consisted of the following:

	September 30, 2009		December 31, 2008

Bank loans dated July 17, 2008, due May 6, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights	$		$656,532

Bank loans dated July 17, 2008, due May 25, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights			1,167,167

Bank loans dated July 17, 2008, due June 15, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights			1,167,167

Bank loans dated July 17, 2008, due July 1, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights			1,167,167

Bank loans dated July 17, 2008, due July 13, 2009 with an interest rate of 9.711%, interest payable monthly, secured by property and equipment and land use rights			729,481

Bank loans dated June 17, 2009, due June 15, 2010 with an interest rate of 8.541%, interest payable monthly, secured by property and equipment and land use rights		3,429,566	-

Bank loan dated June 16, 2009, due June 1, 2010 with an interest rate of 7.434%, interest payable quarterly, secured by equipment and land use rights		5,118,755	-
		$8,548,321	$4,887,514

13.  LONG-TERM BANK LOAN

	September 30, 2009	December 31, 2008
Bank loans dated October 10, 2008, due October 9, 2011 with an interest rate of 6.75%, interest payable monthly.	$3,802,504	$5,106,358
Less: current portion	(1,608,752)	(1,896,647)
Non-current portion	$2,193,752	$3,209,711

14.  TRADE NOTES PAYABLE

As of September 30, 2009 trade notes payable were $5,843,006.  There were no trade notes payable at December 31, 2008. The Company was requested by certain of its suppliers to settle trade liabilities incurred in the ordinary course of business by issuance of notes guaranteed by a bank acceptable to the supplier. The notes are interest-free with maturity of six months from date of issuance.

15.  SUBSEQUENT EVENTS

On October 12, 2009, the Company issued an aggregate of 750,000 shares of common stock to two investors pursuant to subscription agreements dated as of July 30, 2009. The Company sold 493,760 shares at $.75 per share and 256,240 shares at $1.00 per share.  The issuance of these securities was exempt from registration under Regulation S of he Securities and Exchange Commission under the Securities Act.  The investors are not “U.S. persons” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof.

Pursuant to agreements with two newly-elected independent directors, the Company issued 25,000 shares  of common stock to each of these directors on November 5, 2009.  On November 5, 2009, the Company issued 20,000 shares to each of our chief executive officer and our chief financial officer.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation 506 of the SEC thereunder.

Pursuant to a consulting agreement dated October 15, 2009, with FirsTrust China Ltd., on  October 27, 2009, the Company issued to FirsTrust five year warrants to purchase 100,000 shares of common stock at $2.00 per share and 100,000 shares of common stock at $3.00 per share.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation 506 of the SEC thereunder.

CHINA CARBON GRAPHITE GROUP, INC.

3,596,725 Shares of Common Stock

PROSPECTUS

March 15 , 2010

Until March 15, 2010, all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Amount to be
Paid
SEC Registration Fee	$360.07
Legal Fees and Expenses	65,000.00
Accounting Fees and Expenses	6,000.00
Total	$71,360.07

Item 14. Indemnification of Directors and Officers

Our articles of incorporation provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

On December 17, 2007, we completed a share exchange agreement with Sincere.  Pursuant to the share exchange agreement, Sincere transferred to us all of the capital stock of Talent in exchange for 9,388,172 shares of our common stock, which were issued to Sincere.  As a result, Talent became our wholly-owned subsidiary and our business became the business of Sincere and its affiliated companies.

On February 9, 2009, we entered into a consulting agreement with Ventana Capital Partners, Inc., or Ventana.  Pursuant to the consulting agreement, we issued Ventana an aggregate of 750,000 shares of our common stock as consideration for Ventana’s and public relations services.  The consulting agreement expired in August 9, 2009.  The issuance of the shares was exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. Ventana represented to us that it is an accredited investor.

In 2009, we retired outstanding warrants to purchase an aggregate of 5,875,000 shares of common stock through the issuance of 887,500 shares of common stock.  The issuance of these shares was exempt from registration pursuant to Rule 144 promulgated under the Securities Act. The shares were issued to persons who are not affiliates of ours upon cashless exercise of warrants that were issued in December 2007.

On December 22, 2009, we sold in a private placement to the selling stockholders a total of 2,160,500 shares of Series B Convertible Preferred Stock and five-year warrants to purchase an aggregate 864,000 shares of common stock at an exercise price of $1.30 per share, for an aggregate purchase price of $2,592,600.   The warrants have terms of five years and expire December 22, 2014.

We engaged Maxim Group LLC as exclusive placement agent for the private placement.  As consideration for Maxim’s services, we paid Maxim $259,260 and issued Maxim a five-year warrant to purchase 124,025 shares of common stock at an exercise price of $1.32 per share.

The warrants issued to the investors are immediately exercisable and have a term of five years.  We have the right to redeem the warrants, on 20 trading days’ notice, for $0.01 per share of common stock issuable upon exercise of the warrants if, for 20 trading days during any 30 trading day period, the price of the common stock is greater than $2.60 per share. To the extent that the warrants are not exercised by 5:30 PM, New York City time, on the date set for redemption, the holders of the warrants will have no right under the warrant other than to receive the $0.01 redemption price on presentation of his or her warrant.

The warrants issued to Maxim are the same as the warrants issued to the investors except that the Maxim warrants are not exercisable until six months after issuance, may be exercised on a cashless basis and are not subject to redemption, and the exercise price is $1.32.

In connection with the private placement and pursuant to the transaction agreements, we deposited into escrow 1,080,250 shares of common stock, which are to be held in escrow to be returned to us or delivered to the investors, depending on whether we meet certain financial performance targets for the years ending December 31, 2010 and December 31, 2011.  The performance target for 2010 is net income, as defined therein, of at least $5,100,000. The performance target for 2011 is net income of at least $10,000,000.  If we complete an underwritten equity financing with gross proceeds in excess of $15,000,000 prior to August 31, 2010, the performance target for 2011 is net income of at least $20,000,000.   In determining net income, to the extent that any excluded items are deducted in computing net income, there shall be added back the amount of such excluded items.  Excluded items means: (i) any income tax, enterprise tax or similar tax in excess of 25% of income before income taxes; and (ii) any items of expense or deduction arising directly or indirectly from the private placement and the transaction contemplated by the private placement.

In connection with the consent required from the Series A holders for the issuance of the Series B Preferred Stock, we issued to holders of the Series A Preferred Stock warrants to purchase an aggregate of 200,000 shares at an exercise price of $1.30 per share. These warrants bear the same terms and provisions as the warrants issued to the investors in the private placement.

On January 13, 2010, we issued and sold, pursuant to a second closing, a total of 320,000 shares of Series B Convertible Preferred Stock and five-year warrants to purchase an aggregate of 128,000 shares of common stock at an exercise price of $1.30 per share, for an aggregate purchase price of $384,000, bringing the total gross proceeds raised in the private placement to $2,976,600 for which the Company issued an aggregate of 2,480,500 shares of Series B Convertible Preferred Stock and warrants to purchase an aggregate of 992,200 shares of common stock.

In connection with the second closing, we deposited into escrow an additional 160,000 shares of common stock, making a total of 1,240,250 shares of common stock that are to be held in escrow to be returned to the Company or delivered to the investors in the first and second closings of the private placement.

Maxim Group LLC served as exclusive placement agent for the private placement.  At the second closing, the Company paid Maxim $38,400 and issued Maxim a five-year warrant expiring to purchase 16,000 shares of common stock at an exercise price of $1.32 per share, bringing total consideration to Maxim in the private placement to $298,000 and warrants to purchase an aggregate of 124,025 shares of common stock.

The issuance of the Series B Preferred Stock and warrants to the investors in the private placement and the issuance of the warrants to the holders of the Series A Preferred Stock was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of the SEC thereunder.  Each of the investors is an “accredited investor,” as defined in Rule 501 of SEC under the Securities Act, and acquired the Company’s common stock for investment purposes for its own accounts and not with a view to the resale or distribution thereof.  The certificates for the Series B Preferred Stock and the warrants bear a restricted stock legend.

We deposited into escrow 1,240,250 shares of common stock, which are to be held in escrow to be returned to us or delivered to the investors, depending on whether we meet certain financial performance targets for the years ending December 31, 2010 and December 31, 2011.  The performance target for 2010 is net income, as defined, of at least $5,100,000. The performance target for 2011 is net income of at least $10,000,000.  If we complete an underwritten equity financing with gross proceeds in excess of $15,000,000 prior to August 31, 2010, the performance target for 2011 is net income of at least $20,000,000.   In determining net income, to the extent that any excluded items are deducted in computing net income, there shall be added back the amount of such excluded items.  Excluded items means: (i) any income tax, enterprise tax or similar tax in excess of 25% of income before income taxes; and (ii) any items of expense or deduction arising directly or indirectly from the private placement and the transaction contemplated by the private placement.

On December 31, 2009, we issued 250,000 shares of common stock to investors at $1.20 per share.   This transaction was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of the SEC thereunder.  The investor is an “accredited investor,” as defined in Rule 501 of SEC under the Securities Act, and acquired the Company’s common stock for investment purposes for its own accounts and not with a view to the resale or distribution thereof.

On January 20, 2009, we issued 450,000 shares of common stock to consultants.  This transaction was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of the SEC thereunder.  The investor is an “accredited investor,” as defined in Rule 501 of SEC under the Securities Act, and acquired the Company’s common stock for investment purposes for its own accounts and not with a view to the resale or distribution thereof.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are included as part of this Form S-1 /A.

Exhibit No.	Description
2.1	Exchange Agreement dated as of December 14, 2007, by and between the Company and Sincere Investment (PTC), Ltd.*
3.1	Amended and Restated Articles of Incorporation of the Company, including the Statement of Designation for Series A Convertible Preferred Stock, as filed with the State of Nevada**
3.2	Amended and Restated Articles of Incorporation of the Company, including the Statement of Designation for Series B Preferred Stock, as filed with the State of Nevada******
3.3	Amended and Restated Bylaws of the Company***
4.1	3% Convertible Promissory Note payable to the order of XingGuang Investment Corporation Limited*
4.2	Promissory note payable to Anna Krimshtein PLC, as escrow agent*
4.3	Form of Warrant issued to the investors******
4.4	Warrant issued to Maxim Group LLC******
5.1	Opinion of Holland & Hart LLP.+
10.1	Securities purchase agreement dated December 14, 2007, between the Registrant and XingGuang Investment Corporation Limited *

Exhibit No.	Description
10.2	Business Operations Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.3	Exclusive Technical and Consulting Services Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.4	Option Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.5	Equity Pledge Agreement dated December 7, 2007, among Xinghe Xingyong Carbon Co., Ltd., Xinghe Yongle Carbon Co., Ltd. and Dengyong Jin (English Translation)*
10.6	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A” (exercise price of $1.20 per share)*
10.7	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A” (exercise price of $2.00 per share)*
10.8	Consulting Agreement, dated February 9, 2009, between the Registrant and Ventanta Capital Partners****
10.9	Amendment to Securities Purchase Agreement, dated April 8, 2009, between the Registrant and XingGuang Investment Corporation, Limited*****
10.10	Form of Subscription Agreement, dated December 22, 2009, by and between the Registrant and the investors set forth therein******
10.11	Registration Rights Agreement, dated December 22, 2009, by and between the Registrant, Maxim Group LLC, and the investors set forth therein******
10.12	Securities Escrow Agreement, dated December 22, 2009, by and between the Registrant, Maxim Group LLC, and the investors set forth therein******
23.1	Consent of Bernstein & Pinchuk LLP, independent registered public accounting firm.+
23.2	Consent of AGCA, Inc., an independent registered public accounting firm.+
23.3	Consent of Holland & Hart LLP, included in Exhibit 5.1.
24	Power of Attorney (set forth on the signature page of the original Form S-1))

+	Filed herewith.
*	Incorporated by reference to the Form 8-K filed by the Registrant on December 31, 2007.
**	Incorporated by reference to the Form 8-K filed by the Registrant on January 29, 2008.
***	Incorporated by reference to the Form 8-K filed by the Registrant on November, 3 2009.
****	Incorporated by reference to the Form 8-K filed by the Registrant on February 13, 2009.
*****	Incorporated by reference to the Form 8-K filed by the Registrant on April 13, 2009.
******	Incorporated by reference to the Form 8-K filed by the Registrant on December 28, 2009.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)          To include material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)     Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wu Lan Cha Bu, Xinhe County, on the 15th day of March, 2010.

CHINA CARBON GRAPHITE GROUP, INC.

By:	/s/ Donghai Yu
Donghai Yu
Chief Executive Officer

Signature	Title	Date

/s/ Donghai Yu	Chief Executive Officer, President and Director	March 15, 2010
Donghai Yu	(Principal Executive Officer)

/s/ Ting Chen	Chief Financial Officer and Director	March 15, 2010
Ting Chen	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Hongbo Liu*	Director	March 15, 2010
Hongbo Liu

/s/ Yizhao Zhang*	Director	March 15, 2010
Yizhao Zhang

/s/ John Chen*	Director	March 15, 2010
John Chen

*By: /s/ Ting Chen		March 15, 2010
Ting Chen
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
2.1	Exchange Agreement dated as of December 14, 2007, by and between the Company and Sincere Investment (PTC), Ltd.*
3.1	Amended and Restated Articles of Incorporation of the Company, including the Statement of Designation for Series A Convertible Preferred Stock, as filed with the State of Nevada**
3.2	Amended and Restated Articles of Incorporation of the Company, including the Statement of Designation for Series B Preferred Stock, as filed with the State of Nevada******
3.3	Amended and Restated Bylaws of the Company***
4.1	3% Convertible Promissory Note payable to the order of XingGuang Investment Corporation Limited*
4.2	Promissory note payable to Anna Krimshtein PLC, as escrow agent*
4.3	Form of Warrant issued to the investors******
4.4	Warrant issued to Maxim Group LLC******
5.1	Opinion of Holland & Hart LLP.+
10.1	Securities purchase agreement dated December 14, 2007, between the Registrant and XingGuang Investment Corporation Limited *
10.2	Business Operations Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.3	Exclusive Technical and Consulting Services Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.4	Option Agreement dated December 7, 2007, between Xinghe Xingyong Carbon Co., Ltd. and Xinghe Yongle Carbon Co., Ltd. (English Translation)*
10.5	Equity Pledge Agreement dated December 7, 2007, among Xinghe Xingyong Carbon Co., Ltd., Xinghe Yongle Carbon Co., Ltd. and Dengyong Jin (English Translation)*
10.6	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A” (exercise price of $1.20 per share)*
10.7	China Carbon Graphic Group, Inc. Common Stock Purchase Warrant “A” (exercise price of $2.00 per share)*
10.8	Consulting Agreement, dated February 9, 2009, between the Registrant and Ventanta Capital Partners****
10.9	Amendment to Securities Purchase Agreement, dated April 8, 2009, between the Registrant and XingGuang Investment Corporation, Limited*****
10.10	Form of Subscription Agreement, dated December 22, 2009, by and between the Registrant and the investors set forth therein******
10.11	Registration Rights Agreement, dated December 22, 2009, by and between the Registrant, Maxim Group LLC, and the investors set forth therein******
10.12	Securities Escrow Agreement, dated December 22, 2009, by and between the Registrant, Maxim Group LLC, and the investors set forth therein******
23.1	Consent of Bernstein & Pinchuk LLP, independent registered public accounting firm.+
23.2	Consent of AGCA, Inc., an independent registered public accounting firm.+
23.3	Consent of Holland & Hart LLP, included in Exhibit 5.1.
24	Power of Attorney (set forth on the signature page of the original Form S-1)

+	Filed herewith.
*	Incorporated by reference to the Form 8-K filed by the Registrant on December 31, 2007.
**	Incorporated by reference to the Form 8-K filed by the Registrant on January 29, 2008.
***	Incorporated by reference to the Form 8-K filed by the Registrant on November, 3 2009.
****	Incorporated by reference to the Form 8-K filed by the Registrant on February 13, 2009.
*****	Incorporated by reference to the Form 8-K filed by the Registrant on April 13, 2009.
******	Incorporated by reference to the Form 8-K filed by the Registrant on December 28, 2009.